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                                                                     EXHIBIT 4.1






                                CREDIT AGREEMENT

                                     BETWEEN

                             INTERFACE SYSTEMS, INC.

                                       AND

                               BANK ONE, MICHIGAN

                                   DATED AS OF

                                  JUNE 1, 2000











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                                CREDIT AGREEMENT

         This Credit Agreement ("Agreement") dated as of June 1, 2000 ("Effective Date"), is made between INTERFACE SYSTEMS, INC., a Michigan corporation (the "Borrower"), and BANK ONE, MICHIGAN, a Michigan banking corporation (the "Bank"). The parties agree as follows:

         1. DEFINITIONS

         1.1. Under this Agreement, the following terms shall have the following meanings:

         "Affiliate" means any Person which directly or indirectly controls or is controlled by or under common control with any other Person, and as to the Borrower, shall include its stockholders, directors, officers, employees, and Subsidiaries.

         "Book Value" means the value of an applicable asset as reflected on the Borrower's financial statements delivered to the Bank in connection with this Agreement.

         "Borrower's Related Documents" means the Related Documents to which the Borrower is a party.

         "Borrowing Base" means, at any date of determination, the sum of (a) 75% of the Eligible Accounts of the Borrower plus (b) the Premises' Loan Value.

         "Borrowing Base Certificate" means a certificate in the form of attached Exhibit B or other form acceptable to the Bank.

         "Business Day" means a day other than Saturday or Sunday on which banks are open for business in Detroit.

         "Collateral" means all of the Borrower's present and future accounts, chattel paper, documents, instruments, equipment, goods, inventory, fixtures, general intangibles, and the proceeds and products thereof, as such terms are defined in the Michigan Uniform Commercial Code, the Premises, and all other tangible and intangible personal property in all cases wherever located and however existing, arising, evidenced or acquired, all as more fully set forth in the Security Agreement.

         "Commitment" means the obligation of the Bank to make Loans not exceeding in aggregate principal amount outstanding at any time FIVE MILLION DOLLARS ($5,000,000.00), subject to the limitations set forth in Section 2.1.

         "Covenant Compliance Certificate" means a certificate in the form of attached Exhibit C or other form acceptable to the Bank.

         "Current Assets" means, as of any date of determination, all cash, non-affiliated customer receivables, United States Government securities, claims against the United States Government, and inventory, less all sums receivable from Affiliates.

         "Current Liabilities" means, as of any date of determination, all liabilities that should be classified as current in accordance with GAAP plus, but without duplication, all liabilities to any Affiliates whether or not classified as current in accordance with GAAP, except Subordinated Debt.



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         "Debt" means all obligations for borrowed money, unpaid purchase price for goods and services received, obligations under any lease of goods, obligations secured by any lien on any property and liabilities as a guarantor.

         "Default" means an event described in Article 7.

         "Default Rate" means at any date of determination for a Loan, the Loan's per annum interest rate otherwise in effect plus 3% per annum.

         "Eligible Accounts" means accounts owing to a Person from an account debtor arising in the ordinary course of the Person's business out of the sale of goods or services delivered to and accepted by the account debtor, each of which is represented by an invoice delivered to the account debtor and meets each of the following requirements:

                  (a) Is due and payable not more than 60 days after its invoice date with not more than 90 days elapsed since such invoice date.

                  (b)   Owed by an account debtor which:

                        (i) is domiciled in the United States, Canada, or Mexico;

                        (ii) is not, to the Borrower's knowledge, insolvent or subject to a proceeding in bankruptcy or for reorganization;

                        (iii) is not an Affiliate of the Borrower;

                        (iv) does not have more than 50% of its accounts unpaid over 90 days after invoice date; and

                        (v) is not unacceptable to the Bank, in its sole discretion, any such determination to be effective only after 30 days written notice from the Bank.

                  (c) Represents an unconditional, valid, legal and enforceable claim.

                  (d) Is valued after reduction for offsets, credits and adjustments for returned or damaged goods or inferior services.

                  (e) Is not subject to (i) any defense or counterclaim, (ii) any agreement for rebate, concession, discount or release of liability, or (iii) the claim or interest of any other person (not permitted under this Agreement).

                  (f) Is subject to a first priority, perfected security interest in favor of the Bank.

                  (g) Is not evidenced by a note, trade acceptance, draft or other instrument that has not been endorsed or delivered to the Bank.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor act or code.

         "GAAP" means, at any date of determination, generally accepted accounting principles consistently applied.



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         "Intangible Assets" means, at any date of determination, goodwill, licenses, patents, copyrights, franchises, mailing lists, catalogs, trademarks, bond discount, underwriting expense, organizational expense and other similar intangible assets, and all sums receivable from The Lance Field Company arising out of its purchase of the assets and name of I.G.K. Industries, Inc. or any Affiliate.

         "Lien" means any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor's interest under a capitalized lease or analogous instrument, in, of or on any Person's assets or properties in favor of any other Person, whether obtained under agreement, by statute, pursuant to judgment, or otherwise.

         "Loan" means any loan made by the Bank to the Borrower pursuant to this Agreement.

         "Maize" means Maize Acquisition Sub, Inc., a Delaware corporation.

         "Material Adverse Effect" means with respect to any matter that (i) could reasonably be expected to materially and adversely affect the business, properties, condition (financial or otherwise), or results of operations of the Borrower and its Subsidiaries, if any, taken as a whole, or (ii) has been brought by or before any court or arbitrator or any governmental body, agency or official, and draws into question the validity or enforceability of any material provision of this Agreement.

         "Merger Agreement" means the Agreement and Plan of Merger dated as of June 28, 2000, among the Borrower, Tumbleweed, and Maize.

         "Mortgage" means the mortgage dated February 19, 1997, granted by the Borrower to the Bank covering the Premises.

         "Note" means a promissory note in the form of Exhibit A (or any other form of note acceptable to the Bank), duly executed and delivered to the Bank by the Borrower, including any amendment, modification, renewal or replacement, to evidence Loans made under this Agreement, and any amendment, modification, renewal or replacement.

         "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, and all other obligations of the Borrower to the Bank arising under this Agreement, any Note, and the Related Documents.

         "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to the present powers and functions of the Pension Benefit Guaranty Corporation.

         "Person" means any corporation, natural person, firm, joint venture, partnership, limited liability company, trust, unincorporated organization, enterprise, government or any department or agency of any government.

         "Premises" shall mean the Borrower's real property and improvements located at 5855 Interface Drive, Ann Arbor, Michigan.

         "Premises' Loan Value" shall mean 80.00% of the appraised value of the Premises, as determined by an appraiser satisfactory to the Bank.

         "Prime Rate" means a rate per annum equal to the prime rate of interest announced



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from time to time by the Bank or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as the prime rate changes.

         "Prime-based Rate" means a per annum rate of interest equal to the Prime Rate plus One per cent (1.00%).

         "Registration Rights Agreement" means a Registration Rights Agreement in the form of attached Exhibit G.

         "Related Documents" means the Security Agreement, the Mortgage, any Subordination Agreements, all financing statements, and each other document, instrument, and agreement evidencing, securing or relating to the Obligations, and the Registration Rights Agreement.

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Security Agreement" means the Security Agreement of even date in the form of attached Exhibit E, made by the Borrower to the Bank pursuant to which the Borrower granted the Bank a first priority security interest in the Collateral that is personal property and any amendment, modification, renewal or replacement.

         "Subsidiary" means any corporation more than 50% of the outstanding voting securities of which are at the time owned or controlled, directly or indirectly, by the Borrower or by one or more Subsidiaries or by the Borrower and one or more Subsidiaries, or any similar business organization which is so owned or controlled.

         "Subordinated Debt" means indebtedness, obligations or liabilities of the Borrower which have been subordinated to the Obligations pursuant to a Subordination Agreement.

         "Subordination Agreement" means a subordination agreement in form and content satisfactory to the Bank which makes identified indebtedness, obligations and liabilities of the Borrower subordinate to the Obligations, and any amendment, modification, renewal or replacement.

         "Tangible Capital Funds" means, at any date of determination, for the Borrower, total assets less the sum of Intangible Assets and Total Liabilities.

         "Termination Date" means (a) August 14, 2001, unless payment of the Loans is accelerated, in which event it shall mean the date of acceleration, or, if earlier, (b) the effective date of the Tumbleweed Merger.

         "Total Leverage" means, as of any date of determination, for any Person, its ratio of (a) Total Liabilities less Subordinated Debt to (b) Tangible Capital Funds plus Subordinated Debt.

         "Total Liabilities" means, as of any date of determination, all liabilities as determined in accordance with GAAP.

         "Tumbleweed" means Tumbleweed Communications Corp., a Delaware corporation.

         "Tumbleweed Merger" means the merger of the Borrower and Maize pursuant to the Merger Agreement.


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         "Unmatured Default" means an event or condition which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "Warrant" means a warrant for the purchase of the Borrower's common stock in the form of attached Exhibit F.

         "Working Capital" means, at any date of determination, Current Assets minus Current Liabilities.

         1.2. The foregoing definitions are equally applicable to both the singular and plural forms of the defined terms. Any accounting terms used, but not otherwise defined, in this Agreement shall be given the meanings attributed to them under GAAP.

         2. THE COMMITMENT AND THE LOANS

         2.1. The Commitment. Under the Commitment, from and including the Effective Date and prior to the Termination Date, subject to the terms and conditions of this Agreement, upon the Borrower's request the Bank will make advances and re-advances of Loans to the Borrower from time to time in amounts not to exceed in aggregate at any one time outstanding the lesser of (a) the amount of the Commitment or (b) the Borrowing Base. The Borrower shall use the proceeds of the Loans under the Commitment solely for its working capital and general corporate purposes. The Loans under the Commitment shall be evidenced by a Note in the form of Exhibit A, shall bear interest at the rate(s) and be payable at the times set forth therein, and must be repaid in full without notice or demand on the Termination Date. The Borrower shall immediately repay, without notice or demand, any amount of the Loans under the Commitment which is necessary to cause at all times the aggregate outstanding amount of such Loans not exceed the lesser of the Borrowing Base or the maximum amount of the Commitment.

         2.2. Notice of Borrowing under the Commitment. The Borrower may request Loans under the Commitment from time to time by giving the Bank an irrevocable borrowing notice signed by an authorized representative of the Borrower and a Borrowing Base Certificate not later than 3:00 p.m. Detroit time on the borrowing date of each Loan specifying: (a) the borrowing date of the Loan, which must be a Business Day, and (b) the aggregate amount of the Loan.

         2.3. Reduction of Commitment. The Borrower may permanently reduce, without penalty or premium, the amount of the Commitment in whole, or in integral multiples of $100,000.00, upon 10 Business Days' written notice to the Lender, but not below the then-outstanding amount of the Loans.

         2.4. Rates Applicable After Default. If the Loans are not paid when due, whether by demand, maturity, acceleration or otherwise, their outstanding principal balances will bear interest at their applicable Default Rates. During the continuance of any other Default, the Bank may, at its option, by notice to the Borrower, declare that the outstanding principal balance thereof will bear interest at the Default Rate from and after the date the Default first occurred or existed.

         2.5. Method of Payment. All payments of principal, interest, fees and all other Obligations must be made in immediately available funds to the Bank at the Bank's address specified at the end of this Agreement, or at any other office of the Bank specified in writing by the Bank to the Borrower, by 3:00 p.m. (local time) on the date when due. The Bank is authorized to



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charge the account of the Borrower maintained with it for each payment of principal, interest, fees and any other Obligations as it becomes due.

         2.6. Loan Records. The Bank is authorized to record on its books the date and amount of each Loan, and the date and amount of each principal payment made under the Note. These records govern absent manifest error, provided that neither the failure to record nor any error in that record affects the Borrower's obligations under the Note or this Agreement.

         2.7. Commitment and Unused Portion Fees. The Borrower has paid the Bank a $37,500.00 fee for the credit made available under this Agreement. The Borrower shall pay to the Bank a unused portion fee for the period from the Effective Date to and including the Termination Date equal to 15/100 percent (0.15%) per annum on the average daily excess of the amount of the Commitment over the principal balance of the Loans. The unused portion fee shall be payable quarterly on the first Business Day of each September, December, March and June, beginning September 1, 2000, and on the Termination Date, for the periods ending on such dates.

         2.8. Warrant. As further consideration for the credit made available under this Agreement, the Borrower has (a) issued and delivered to the Bank a Warrant for the purchase of 20,000 shares of the Borrower's common stock ("Warrant Shares") at $13.44 per share for a term of three (3) years and (b) executed and delivered the Registration Rights Agreement.

         2.9. Replacement of Prior Credit Authorization. The Commitment and the Loans made under the Commitment replace the uncommitted $3,500,000.00 Credit Authorization identified in the Credit Authorization Agreement dated August 31, 1997, made between the Borrower and the Bank, as amended. The Note shall replace the $3,500,000 Master Demand Business Loan Note dated August 31, 1997, made by the Borrower to the Bank.

         3. COLLATERAL.

         3.1. Security. Full and timely payment and performance of the Obligations shall be secured by a first priority security interest in or first mortgage lien on the Collateral and any other property of the Borrower as to which the Bank has been granted a Lien to secure payment of any debt, obligation or liability of the Borrower or any other Person. As further security for the Obligations, the Borrower pledges to and grants to the Bank a continuing security interest in all securities and other property of the Borrower at any time in the Bank's custody, possession or control (except property the Bank holds solely as a fiduciary) and the balances of all of the Borrower's deposit accounts with the Bank and all proceeds of any of the foregoing.

         4.       CONDITIONS PRECEDENT

         4.1. Initial Loan. Before it may obtain the first Loan under this Agreement, the Borrower shall pay all required fees, and costs and expenses of the Bank and furnish or cause to be furnished to the Bank:

         4.1.1. a Note in the amount of the Commitment;

         4.1.2. the Security Agreement, with such financing statements and other documents and instruments the Bank deems necessary to assure that the Collateral secures the Obligations and the first priority of the Bank's security interests;

         4.1.3. an amendment to the Mortgage confirming that it secures the Obligations, together with a loan policy of title insurance insuring the Mortgage's lien as a valid first



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mortgage (with coverage at least equal to the Premises' Loan Value) subject to no exception unacceptable to the Bank;

                  4.1.4. the Warrant and the Registration Rights Agreement;

                  4.1.5. a certificate of the Borrower's secretary (or other authorized representative) certifying as true and correct, copies of the Borrower's articles of incorporation, bylaws, and resolutions of its board of directors authorizing all actions related to this Agreement, all borrowings of Loans and issuance of the Warrant and the Warrant Shares, and certifying the names, offices and specimen signatures of the Borrower's officers or representatives authorized to take action under the resolutions;

                  4.1.6. a certificate of good standing for the Borrower from the Michigan Department of Consumer and Industry Services dated not earlier than 30 days prior to the Effective Date;

                  4.1.7. an opinion of counsel to the Borrower addressed to the Bank and opining as to the matters in Sections 5.1, 5.2, 5.3, 5.6, 5.11, and
5.12 and other matters as reasonably requested by the Bank;

                  4.1.8. an Environmental Certificate in the form of attached Exhibit D;

                  4.1.9. such other documents, instruments, agreements, certificates, and reports as the Bank may require to establish or verify the Borrower's compliance with or satisfaction of the terms and conditions of this Agreement and the Related Documents.

         4.2. Each Loan. On the Effective Date and afterwards before any Loan is made under this Agreement, the following shall be satisfied on the applicable borrowing or closing date: (i) there shall exist no Default or Unmatured Default, (ii) the representations and warranties contained in Article 5 shall be true and correct in all respects, (iii) this Agreement, the Note, the Warrant, and the Related Documents remain in full force and effect and (iv) the Bank shall have received such other documents, instruments, agreements, certificates, and reports as the Bank may require to establish or verify the Borrower's compliance with or satisfaction of the terms and conditions of this Agreement and the Related Documents.

         5. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Bank that:

         5.1. Existence and Standing. The Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State of Michigan and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted except where the failure to have that authority would not have a Material Adverse Effect. The Borrower's only Subsidiaries are Interface Systems International, Ltd., a United Kingdom corporation, and Interface Holdings, Inc. (f/k/a I.G.K. Industries, Inc.) a Michigan corporation. Neither Subsidiary has any material assets.

         5.2. Authorization and Validity. The Borrower has the power and authority and legal right to execute and deliver this Agreement, the Note, the Warrant, and the Borrower's Related Documents and to perform its obligations under them. The execution and delivery by the Borrower of this Agreement, the Note, the Warrant, and the Borrower's Related Documents and the performance of its obligations under them have been duly authorized by proper proceedings, and this Agreement, the Note, the Warrant, and the Borrower's Related Documents each constitute legal, valid and binding obligations of the Borrower enforceable


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against the Borrower in accordance with their terms.

         5.3. No Conflict; Government Consent. Neither the execution and delivery by the Borrower of this Agreement, the Note, the Warrant, and the Borrower's Related Documents, nor the consummation of the transactions they describe, nor compliance with their provisions will (a) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower, or (b) violate the Borrower's or any Subsidiary's governing documents, or the provisions of any indenture, instrument or agreement to which the Borrower or any Subsidiary is a party or is subject, or by which it or its property is bound, or conflict with or constitute a default under them, or (c) result in the creation or imposition of any Lien in, of or on the property of the Borrower or a Subsidiary pursuant to the terms of any indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of, any governmental or public body or authority, or any subdivision of them, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, this Agreement, the Note, the Warrant, or the Borrower's Related Documents.

         5.4. Financial Statements. The financial statements of the Borrower as of September 30, 1999 and March 31, 2000, previously delivered to the Bank were prepared in accordance with GAAP and fairly present the financial condition and results of operations of the Borrower at those dates. Since those dates there has been no change in the Borrower's business, prospects or condition (financial or otherwise) or results of operations that would have a Material Adverse Effect.

         5.5. Solvency. The Borrower is solvent and has adequate capital for the continuation of its business and has not incurred debts beyond its ability to pay as they mature.

         5.6. Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of its officers, threatened against or affecting the Borrower which might have a Material Adverse Effect. Schedule 5.6 sets forth all currently pending (or known to be threatened) litigation, none of which the Company believes will have a Material Adverse Effect. The Borrower has no contingent obligations, including liability for obligations of any of its Affiliates, except the endorsement of instruments for deposit in the ordinary course of business, not provided for or disclosed in the financial statements referred to in Section 5.4.

         5.7. Title to Property; No Liens. The Borrower has good and marketable title to all property (tangible and intangible) necessary for the proper and efficient operations of the Borrower's business. Except as permitted under Section 6.9, none of the Borrower's assets and properties, including without limit the Collateral, are subject to any Lien of any kind or character.

         5.8. Taxes. The Borrower has filed by the due date therefor all federal, state and local tax returns and other reports it is required by law to file, has paid or caused to be paid all taxes, assessments and other governmental charges that are shown to be due and payable under such returns, and has made adequate provision for the payment of such taxes, assessments or other governmental charges which have accrued but are not yet payable. The Borrower has no knowledge of any deficiency or assessment in connection with any taxes, assessments or other governmental charges not adequately disclosed in the financial statements referred to in Section 5.4, except for the matters set forth on Schedule 5.8, none of which the Company believes will have a Material Adverse Effect.



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         5.9.     Margin Stock. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, and no part of the proceeds of any loan hereunder will be used, directly or indirectly, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or for any other purpose which might violate the provisions of Regulation G, T, U or X of the said Board of Governors. The Borrower does not own any margin stock.

         5.10. Pension Funding. The Borrower has not incurred any accumulated funding deficiency within the meaning of ERISA or incurred any liability to the PBGC in connection with any employee benefit plan established or maintained by the Borrower and no reportable event or prohibited transaction, as defined in ERISA, has occurred with respect to such plans.

         5.11. Compliance With Laws and Agreements. The Borrower has complied in all material respects with (a) all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency of them, having jurisdiction over the conduct of its businesses or the ownership of its properties and (b) all leases, contracts, and commitments as to which non-compliance would have a Material Adverse Effect.

         5.12. Shares and Shareholders. The Borrower's entire issued and outstanding capital stock consists of 4,716,075 shares of common stock, no par value, as of June 1, 2000. Except as set forth in Schedule 5.12, no Person owns beneficially or of record more than 5% of such shares. There are no outstanding options, warrants or rights to purchase, nor any agreement for the subscription, purchase or acquisition of, any shares of the capital stock of the Borrower, except as set forth on Schedule 5.12. All outstanding shares of the capital stock of the Borrower were offered and sold in compliance with all applicable federal and state securities laws. No Person is entitled to pre-emptive or similar rights to purchase any capital stock of the Borrower.

         5.13. Representations in Warrant. The representations and warranties the Borrower makes in the Warrant are incorporated in this Agreement by this reference.

         6. COVENANTS. During the term of this Agreement, unless the Bank otherwise consents in writing:

         6.1. Financial Reporting. The Borrower will maintain a system of accounting established and administered in accordance with GAAP, and furnish to the Bank (in each case prepared in accordance with GAAP):

                  6.1.1. Within ninety (90) days after and as of the end of each of the Borrower's fiscal years, financial statements, including balance sheet, income, expense, and cash flow and retained earnings statements, accompanied by an unqualified audit opinion of certified public accountants acceptable to the Bank.

                  6.1.2. Within twenty (20) days after and as of the end of each month, management prepared and certified financial statements, including balance sheet and statements of income, expense, and cash flow and retained earnings for the month then ended and the year-to-date.

                  6.1.3. Within ten (10) days after and as of the end of each month, agings and listings of its accounts receivable and accounts payable.

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                  6.1.4.  Within ten (10) days after and as of the end of each month, a Borrowing Base Certificate, certified by an officer of the Borrower.

                  6.1.5. Within thirty (30) days after and as of the end of each of the Borrower's fiscal quarters, a Covenant Compliance Certificate, certified by an officer of the Borrower.

                  6.1.6. Within fifteen (15) days after filing, copies of all federal tax returns of the Borrower.

                  6.1.7. Promptly upon becoming available, a copy of all financial statements, reports, notices, proxy statements and other communications sent by the Borrower or any of its Subsidiaries to their stockholders, and all regular and periodic reports filed by the Borrower or any of its Subsidiaries with any securities exchange, the Securities and Exchange Commission, the Corporations, Securities and Land Development Bureau of the Department of Consumer and Industry Services of the State of Michigan or any governmental authorities succeeding to any or all of the functions of said Commission or Bureau.

                  6.1.8. All management letters and reports prepared by the Borrower's independent accountants including financial statement audits. Any other information (including non-financial information) the Bank from time to time reasonably requests.

         6.2. Inspections. The Borrower will permit the Bank, through its authorized attorneys, accountants and representatives, to examine all of the Borrower's books, accounts, records, ledgers, property and assets at all reasonable times and upon the Bank's request, including without limitation field audits of the Collateral. The Borrower shall pay the Bank's costs and expenses for each such field audit.

         6.3. Use of Proceeds. The Borrower will use the proceeds of the Loans only for the purposes set forth in this Agreement. The Borrower may not use any of the proceeds of the Loans to purchase or carry any "margin stock" (as defined in Regulation U).

         6.4. Conduct of Business. The Borrower will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted, and maintain the validity and enforceability of all licenses, franchises, and similar rights necessary thereto, and do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, and will not form any Subsidiary or enter into any partnership, joint venture, or other enterprise. The Borrower will not amend its articles of incorporation or bylaws. The Borrower will not change its principal place of business or the location of the Collateral without giving prior written notice to the Bank.

         6.5. Taxes. The Borrower will timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law, and pay when due all taxes, assessments and governmental charges and levies on it or its income, profits or property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

         6.6. Insurance. The Borrower will keep its insurable properties (including but not limited to the Collateral) and the insurable properties of its Subsidiaries adequately insured and maintain (a) insurance against fire and other risks customarily insured against under an "all-risk" policy and such additional risks customarily insured against by companies engaged in the same or a similar business to that of the Borrower or its Subsidiaries, as the case may be, (b) necessary worker's compensation insurance, (c) public liability, and (d) such other insurance as may be required by law or as may be reasonably required in writing by the Bank, all of which insurance shall be in such amounts, containing such terms, in such form, for such purposes, prepaid for such time period, and written by such companies as may be satisfactory to the Bank. All such policies shall contain a provision whereby they may not be canceled or amended except upon thirty (30) days' prior written notice to the Bank.

         6.7. Compliance with Laws and Agreements. The Borrower will comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it or any of its property or assets may be subject and all leases, contracts and commitments as to which non-compliance could have a Material Adverse Effect.

         6.8. Merger. The Borrower will not merge, change its name, or consolidate with or into any other Person, or enter into an agreement to merge, consolidate or acquire all or substantially all of any other Person's assets, or in any other manner combine with any other person, except for the Tumbleweed Merger, or reorganize, re-capitalize or reclassify its capital stock. The Borrower will not enter into any amendment or modification of the Merger Agreement.

         6.9. Liens. The Borrower will not create, incur, or suffer to exist any Lien in, of or on its property or assets, except:

                  6.9.1. Liens for taxes, assessments or governmental charges or levies on its property if they are not at the time delinquent or if they can be paid later without penalty, or are being contested in good faith and by appropriate proceedings;

                  6.9.2. Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on its books;

                  6.9.3. Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

                  6.9.4. Utility easements, building restrictions and any other encumbrances or charges against real property which are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect their marketability or interfere with their use in the business of the Borrower; and

                  6.9.5. Liens in favor of the Bank or permitted under the terms of the Security Agreement or the Mortgage.

         6.10. Notice of Default. The Borrower will give prompt notice in writing to the Bank of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, other than general economic conditions, which might have a Material Adverse Effect or might materially adversely affect the ability of the Borrower to repay the Obligations.

         6.11. Stock Redemptions; Distributions. The Borrower will not (a) redeem, acquire or retire any of its capital stock or (b) declare, pay or make any dividends or distributions upon any of its capital stock.

         6.12. Acquire New Capital. On or before December 31, 2000, the Borrower shall procure $3,000,000.00 in additional capital in the form of privately-placed Subordinated Debt or newly-issued common stock. Otherwise, the Borrower will not issue, sell or otherwise dispose of any of capital stock, or rights, warrants or options to purchase or acquire any such capital stock.

         6.13. Property Transfer. The Borrower will not sell, lease, transfer or otherwise dispose of properties and assets having an aggregate Book Value of more than $200,000.00 in any fiscal year, (whether in one transaction or a series) except for (a) sales of inventory in the ordinary course of business and
(b) dispositions of vehicles and equipment which are obsolete, not economically useful or replaced by substantially similar vehicles or equipment.

         6.14. Debt. The Borrower will not incur, or permit to remain outstanding, debt for borrowed money or installment obligations, except (a) debt reflected in the latest financial statement of the Borrower furnished to the Bank prior to execution of this Agreement and not to be paid with proceeds of the Loans and (b) debt to Affiliates which is Subordinated Debt. For purposes of this covenant, the sale of any account receivable shall be deemed the incurring of debt for borrowed money.

         6.15. Guaranties. The Borrower will not guarantee or otherwise become or remain secondarily liable on the undertaking of any other Person, except for guaranties made in favor of the Bank or endorsement of drafts for deposit or collection in the ordinary course of business.

         6.16. Subordination. The Borrower will not subordinate any obligation due to it from a Person to obligations to other creditors of such Person.

         6.17. Advances and Investments. The Borrower will not purchase or acquire any securities of, or make any loans or advances to, or investments in, any Person, except obligations of the United States government, open market commercial paper rated one of the top two ratings by a rating agency of recognized standing, or certificates of deposit in insured financial institutions.

         6.18. Current Ratio. The Borrower will not permit the ratio of its Current Assets to its Current Liabilities to be less than 1.05:1.00 at any time.

         6.19. Working Capital. The Borrower will not permit its Working Capital to be less than $1,000,000.00 at any time.

         6.20. Tangible Capital Funds. The Borrower will not permit its Tangible Capital Funds plus Subordinated Debt to be less than the amount set forth below at any time during the specified effective period:

                      Minimum Amount                                   Effective Period
                      --------------                                   ----------------
                       $2,600,000.00                          June 30, 2000 through September 29, 2000

                       $2,100,000.00                          September 30, 2000 through December 30, 2000

                       $4,000,000.00                          December 31, 2001 and afterwards

         6.21. Total Leverage. The Borrower will not permit its Total Leverage to exceed 1.70:1.00 at any time.

         6.22. Management. Until the Tumbleweed Merger is consummated, the Borrower will not cause, permit or suffer the failure of Robert Nero to continue to be the chief executive officer of the Borrower with primary responsibility for its operations in the ordinary course of business.

         7. DEFAULTS. The occurrence or existence of any one or more of the following events or conditions constitutes a Default:

         7.1. Any representation or warranty made or deemed made by or on behalf of the Borrower to the Bank under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement, the Note or any Related Document is materially false on the date as of which it is made.

         7.2. The principal of the Loans or any other Obligations are not paid when due, or any interest or any fee or other obligations under this Agreement, the Note, or any Related Document are not paid within five days after they become due.

         7.3. The Borrower breaches or fails to observe, perform or comply with any of the terms of Article 6, or any of the terms and conditions of any of the Related Documents, or the Borrower breaches or fails for more than 30 days to observe, perform or comply with any of the other terms of this Agreement.

         7.4. The Borrower fails to pay any debt for borrowed money exceeding $25,000.00 within 10 days of its due date (whether by maturity, acceleration or otherwise); or the Borrower defaults in the performance of any term contained in any agreement under which that debt was created or is governed, the effect of which is to cause that debt to become due prior to its stated maturity; or any debt of the Borrower is declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to its stated maturity; or the Borrower does not pay, or admits in writing its inability to pay, its debts generally as they become due.

         7.5. The Borrower (i) has an order for relief entered with respect to it under present or future Federal bankruptcy laws, (ii) makes an assignment for the benefit of creditors, (iii) applies for, seeks, consents to, or acquiesces in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property,
(iv) institutes any proceeding seeking an order for relief under present or future Federal bankruptcy laws, or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or fails to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) takes any corporate action to authorize or effect any of the foregoing actions set forth in this Section or (vi) fails to contest in good faith any appointment or proceeding described in Section 7.6.

         7.6. Without the application, approval or consent of the Borrower, a receiver, trustee, examiner, liquidator or similar official is appointed for the Borrower or any substantial part of its property, or a proceeding described in Section 7.5 is instituted against the Borrower and that appointment continues undischarged or those proceedings continue undismissed or unstayed for a period of 30 consecutive days.

         7.7. A judgment is rendered against the Borrower and has not been, and does not remain, satisfied, discharged or stayed within 21 days thereafter; or a writ of attachment or garnishment is issued against any property of the Borrower and is not released or appealed and bonded in an amount and manner satisfactory to the Bank within 21 days thereafter.

         7.8. The Borrower fails to meet its minimum funding requirements under ERISA with respect to, or any reportable event (as defined in Section 4043 of ERISA) occurs in connection with, any employee benefit plan established or maintained by the Borrower, or if any such plan is the subject of any termination proceeding giving rise to a liability of the Borrower to the PBGC which the Bank shall determine to have a Material Adverse Effect.

         8.       ACCELERATION; REMEDIES; AND AMENDMENTS.

         8.1. Acceleration. If any Default described in Section 7.5 or 7.6 occurs with respect to the Borrower, the Commitment and any other obligations the Bank may at any time have to make Loans under this Agreement shall automatically terminate and the Obligations shall be immediately due and payable without any election or action on the part of the Bank. If any other Default occurs, the Bank may terminate or suspend the Commitment or any other obligation it may at any time have to make Loans under this Agreement, or declare the Obligations due and payable, or both, whereupon the Obligations are immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower expressly waives. When the Obligations become due and payable the Bank may then exercise each other right or remedy available to it under this Agreement, the Note, and the Related Documents, or otherwise by law.

         8.2. Preservation of Rights. No delay or omission of the Bank to exercise any right under this Agreement, the Note or the Related Documents impairs that right nor can it be construed to waive any Default or acquiesce in any Default, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to that Loan does not constitute a waiver or acquiescence. Any single or partial exercise of any right does not preclude any other or further exercise of it or the exercise of any other right. No waiver, amendment or other variation of the terms of this Agreement, the Note or any Related Document is valid unless in writing signed by the Bank and then only to the extent that writing specifies. All remedies contained in this Agreement, the Note and the Related Documents or afforded by law are cumulative and all are available to the Bank until the Obligations have been paid in full and all sums received by the Bank may be applied by the Bank to the Obligations in such order as it determines in its sole discretion.

         8.3. Amendments. Subject to the provisions of this Article 8, the Bank and the Borrower may enter into written agreements supplementing this Agreement for the purpose of amending or modifying this Agreement, the Note or any Related Documents or changing in any manner the rights of the Bank or the Borrower or waiving any Default.

         8.4. Setoff. In addition to and without limiting any rights of the Bank under applicable law, if the Borrower becomes insolvent, howsoever evidenced, or any Default or Unmatured Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other debt at any time held or owing by the Bank to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to the Bank, to the extent that such Obligations are then due (whether by maturity, acceleration or otherwise).

         9.       GENERAL PROVISIONS.

         9.1. Survival of Representations and Warranties. All representations and warranties of the Borrower contained in this Agreement survive the delivery of the Note and the Related Documents and the making of the Loans.

         9.2. Taxes. Any taxes (excluding income taxes) or other similar assessments or charges payable or ruled payable by any governmental authority in respect of this Agreement, the Note and the Related Documents must be paid by the Borrower, together with interest and penalties, if any.

         9.3. Expenses; Indemnification. The Borrower must reimburse the Bank for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Bank, who may be employees of the Bank) paid or incurred by the Bank in connection with the preparation, review, execution, delivery, amendment, modification, administration, collection and enforcement of this Agreement, the Note, the Warrant, and the Related Documents. The Borrower further indemnifies the Bank, its directors, officers, employees and agents (collectively, "Bank Indemnitees") against all losses, claims, damages, penalties, judgments, liabilities and expenses (including without limitation all expenses of litigation or preparation for litigation whether or not the Bank or any of the other Bank Indemnitees is a party) (collectively, "Losses") which any of them pay or incur arising out of or relating to this Agreement, the Note, the Warrant, and the Related Documents, the transactions described in this Agreement or the direct or indirect application or proposed application of the proceeds of any Loan, except for Losses caused solely by the willful misconduct of the Bank or any other Bank Indemnitees. The obligations of the Borrower under this Section survive the termination of this Agreement.

         9.4. Successors and Assigns. The terms of this Agreement, the Note and the Related Documents bind and benefit the Borrower and the Bank and their respective successors and assigns, except that the Borrower has no right to assign its rights or obligations under this Agreement, the Note, or the Related Documents. The Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities participating interests in any Loan or the Note. The Bank may, with the prior written consent of the Borrower, which consent may not be unreasonably withheld, assign to one or more banks or other entities all or any part of its rights and obligations under this Agreement, the Note, or the Related Documents and the Borrower releases the Bank for the amount so assigned.

         9.5. Giving Notice. Except as otherwise permitted by Section 2.2 with respect to borrowing notices, all notices, requests and other communications to any party relating to this Agreement must be in writing (including bank wire, telex, facsimile transmission or similar writing) and must be given to a party: (y) in the case of the Borrower or the Bank, at its address, facsimile number or telex number set forth on the signature page below, or (z) in the case of any party, whatever other address, facsimile number or telex number that party specifies for the purpose, by notice to the other. Each notice, request or other communication is effective (i) if given by telex, when it is transmitted to the telex number specified in this Section and the appropriate answer back is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after that communication is deposited in the mails with first class postage prepaid, addressed as required, or (iv) if given by any other means, when delivered at the address specified in this Section. However, notices to the Bank under
Article 2 are not effective until received.

         9.6. Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures were upon the same instrument.

         9.7. Headings. Article and section headings in this Agreement are included for the convenience of reference only and shall not constitute a part of this Agreement for any purpose.

         10.      GOVERNING LAW; JURISDICTION; JURY TRIAL WAIVER.

         10.1. Governing Law. This Agreement, the Note and the Related Documents are to be construed in accordance with the internal laws (but not the law of conflicts) of Michigan. If any provisions of this Agreement, the Note, or any Related Document shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provisions had never been contained herein.

         10.2. Consent to Jurisdiction. The Borrower irrevocably submits to the non-exclusive jurisdiction of any United States federal or Michigan state court sitting in Michigan in any action or proceeding arising out of or relating to any Loan, and the Borrower irrevocably agrees that all such claims may be heard and determined in any such court and irrevocably waives any present and future objection it may have as to the venue of any action or proceeding brought in that court, or that court is an inconvenient forum. Nothing in this Section limits the right of the Bank to bring any action or proceeding against the Borrower in the courts of any other jurisdiction. Any judicial proceeding by the Borrower against the Bank or any affiliate of the Bank involving, directly or indirectly, any matter in any way arising out of, related to, or connected with any Loan must be brought only in a court in Michigan.

         10.3. WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN OR THE RELATIONSHIP ESTABLISHED UNDER THIS AGREEMENT.

         This Credit Agreement is executed as of the Effective Date.

BORROWER:                                         BANK:

INTERFACE SYSTEMS, INC.                           BANK ONE, MICHIGAN


By: /s/ Brian D. Brooks                           By: /s/ Satish B. Jasti
    -----------------------------------               -------------------
        Brian D. Brooks                                 Satish B. Jasti
     Its:  Chief Financial Officer                    Its: Vice President


T.I.N. 38-1857379

ADDRESSES FOR NOTICES:

5855 Interface Drive                             125 South Main
Ann Arbor, Michigan 48103                        Ann Arbor, Michigan 48104

Phone:  (734) 769-5900                           Phone: (734) 995-8150
Fax:                                             Fax: (734) 995-8000

Attention:  Chief Financial Officer              Attention:  Satish B. Jasti

                             SCHEDULES AND EXHIBITS
                                       TO
                                CREDIT AGREEMENT

Schedule 5.6                                  Schedule of Litigation and Contingent Obligations
Schedule 5.8                                                                  Schedule of Taxes
Schedule 5.12                                               Schedule of Shares and Shareholders


Exhibit A                                                                           Master Note
Exhibit B                                                            Borrowing Base Certificate
Exhibit C                                                       Covenant Compliance Certificate
Exhibit D                                                             Environmental Certificate
Exhibit E                                                                    Security Agreement
Exhibit F                                                                               Warrant
Exhibit G                                                         Registration Rights Agreement

                                  Schedule 5.6

                SCHEDULE OF LITIGATION AND CONTINGENT OBLIGATIONS


         On July 7, 2000, three complaints were filed by David H. Zimmer, Congressional Securities, Inc. and other plaintiffs against the Borrower and various additional defendants, including the Borrower's President and Chief Executive Officer, Robert A. Nero and Fiserv Correspondent Services, Inc., in the United States District Court for the Southern District of New York. The three cases contain substantially similar allegations of false and misleading representations by various defendants allegedly designed to inflate Interface's stock price. The complaints seek relief under the federal securities laws on behalf of purported classes of persons who purchased, held, or sold shares of Interface stock, and under various other causes of action. Recently, all three of the complaints were amended. The Borrower and Mr. Nero intend vigorously to defend them and seek their dismissal. Although the Borrower and Mr. Nero believe these actions to be without merit, no prediction of the ultimate outcome can be made at this time.

                                  Schedule 5.8

                                SCHEDULE OF TAXES



1. The Borrower received a Notice of Delinquency, dated March 10, 2000 from the State of New Jersey Department of the Treasury. The Notice states that the Division of Taxation's records reflect that the Company is delinquent in paying New Jersey Corporation Business Tax for the taxable year 1996, ending September 30, 1996.

2. The Borrower received a notice from the New York State Department of Taxation and Finance. The Notice and Warrant state that the Tax Compliance Division's records show an outstanding New York State assessed tax liability in the amount of $13,332.36, being principally interest and penalties.

                                  Schedule 5.12

                       SCHEDULE OF SHARES AND SHAREHOLDERS



1. 939,215 shares of the Borrower's common stock are purchasable by Tumbleweed Communications Corp. ("Tumbleweed") upon exercise of an option granted to Tumbleweed on June 28, 2000, and an approximately 210,526 shares of the Borrower's common stock are purchasable by Tumbleweed upon conversion of a note sold to Tumbleweed on June 28, 2000.

2.       See attached schedule of outstanding employee stock options.

INTERFACE SYSTEMS, INC.
OPTIONS SUMMARY
06/27/00

                                                            FISCAL YEAR      FISCAL YEAR      FISCAL YEAR          OUTSTANDING
                                           BALANCE AT          2000              2000            2000                   AT
                PLAN                        9/30/99*          GRANTS          EXERCISED        CANCELED              6/27/00
--------------------------------------  ----------------- ----------------  ---------------  --------------        -------------
                1982                              12,700                -                -           6,500                6,200

            Non-Qualified                         33,900                -           23,950           1,600                8,350

                1992                             644,102          167,500           80,932          16,702              713,968


           1993 Directors                        127,500           12,000            2,000               -              137,500
                                        ---------------- ----------------  ---------------  --------------        -------------
                                                 818,202          179,500          106,882          24,802              866,018
                                        ================ ================  ===============  ==============        =============

AVAILABLE GRANTS UNDER THE 1992 PLAN


Balance at 9/30/99*                              105,567


Additional Shares Approved                       300,000

FY 2000 Grants                                 (167,500)


FY 2000 Cancellations                             16,702
                                        -----------------
Remaining at 6/27/00                             254,769
                                        =================

AVAILABLE GRANTS UNDER THE 1993 PLAN


Balance at 9/30/99*                               47,500

FY 2000 Grants                                  (12,000)
                                        -----------------
Remaining at 6/27/00                              35,500
                                        =================


*Per Annual Form 10K

                                    EXHIBIT A

                                   MASTER NOTE

$5,000,000.00                                         Date:          , 2000
                                                        Ann Arbor, Michigan

For value received, INTERFACE SYSTEMS, INC., a Michigan corporation (the "Borrower") promises to pay to the order of BANK ONE, MICHIGAN (the "Bank"), at
the Bank's principal office in the State of Michigan, on or before           ,
2001, in lawful money of the United States of America and in immediately available funds, the principal sum of FIVE MILLION AND 00/100 DOLLARS ($5,000,000.00), or such lesser amount as is indicated on the Bank's records, together with interest computed on the outstanding balance from time to time unpaid on the basis of the actual number of days elapsed in a year of 360 days at the Prime-based Rate as defined in and determined from time to time pursuant to the "Credit Agreement" as defined below and reflected on the Bank's records.
Interest is payable monthly commencing             1, 2000, and on the first day
of each succeeding month. This Note is a note under which advances, repayments and re-advances may be made from time to time, on the terms and conditions of the Credit Agreement. All advances and re-advances shall be made at the Bank's sole discretion.

Usury. In no event may the interest rate exceed the maximum rate allowed by law. Any payment of interest which would for any reason be unlawful under applicable law will be applied to principal.

Late Fee. If any payment is not received by the Bank within fifteen days after its due date, the Bank may assess and the Borrower agrees to pay a late fee equal to five percent of the past due amount.

Waiver: The Borrower and each endorser of this Note and any other party liable for the debt evidenced by this note severally waives demand, presentment, notice of dishonor and protest of this Note, and consents to any extension or postponement of time of its payment without limit as to number or period, to any substitution, exchange or release of all or any part of any collateral securing this note, to the addition of any party, and to the release, discharge, or suspension of any rights and remedies against any person who is liable for the payment of this Note. No delay on the part of the holder in the exercise of any right or remedy waives that right or remedy. No single or partial exercise by the holder of any right or remedy precludes any future exercise of that right or remedy or the exercise of any other right or remedy. No waiver or indulgence by the holder of any default is effective unless it is in writing and signed by the holder, and a waiver on one occasion does not bar or waive any right on any future occasion.

Credit Agreement. This Note evidences a debt under the terms of the Credit Agreement between the Bank and the Borrower dated as of June 1, 2000, and any amendments, (the "Credit Agreement"), which is incorporated by reference for additional terms, including default and acceleration provisions.

WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS NOTE OR ANY LOAN OR OTHER OBLIGATION EVIDENCED BY IT.




                                     INTERFACE SYSTEMS, INC.

                                     By:
                                         ---------------------------------------

                                              Its:
                                                   -----------------------------

                                    EXHIBIT B

                           BORROWING BASE CERTIFICATE


         INTERFACE SYSTEMS, INC. ("Borrower") certifies to BANK ONE, MICHIGAN
("Bank") the following as of the close of business on                         :


         --------------------------------------------------------------------------------------------
         BORROWING BASE
         --------------------------------------------------------------------------------------------

         a.  Eligible Accounts:                           $
                                                          -------------------
         b.  Multiplied by .75                            x.75 =              $
                                                                              -----------------------
         c.  Plus Premises' Loan Value                                        $
         ------------------------------------------------ ------------------- -----------------------
         d.  Total Accounts and Premises Reliance and
              Borrowing Base                                                  $
         ------------------------------------------------ ------------------- -----------------------

This Borrowing Base Certificate is submitted pursuant to the Credit Agreement dated as of June 1, 2000, between the Borrower and the Bank ("Agreement"). Capitalized terms used but not defined herein have the meanings given them under the Agreement. The Borrower represents and warrants that the information provided herein is true, complete and correct.

Dated on
         ---------------------------
                                             INTERFACE SYSTEMS, INC.

                                             By:
                                                 -------------------------------

                                                      Its
                                                          ----------------------

                                    EXHIBIT C

                         COVENANT COMPLIANCE CERTIFICATE


         INTERFACE SYSTEMS, INC. ("Borrower") certifies to BANK ONE, MICHIGAN ("Bank") the following as of the close of business on
                             ("Compliance Date"):

         a. Current Ratio. On the Compliance Date, the ratio of Current Assets
to Current Liabilities was        :1.00 (and is required under the Agreement to
be not less than 1.05:1.00).

         b. Working Capital. On the Compliance Date, Working Capital was
$               (and is required under the Agreement to be not less than
$1,000,000.00 at the Compliance Date).

         c. Tangible Capital Funds. On the Compliance Date, Tangible Capital
Funds and Subordinated Debt (on a combined basis) was $                 (and is
required under the Agreement to be not less than $               at the
Compliance Date).

         d. Total Leverage Ratio. On the Compliance Date, Total Leverage was 1.70:1.00 (and is required under the Agreement to not exceed 1.70:1.00 at the Compliance Date).

         e. Default. No Unmatured Default or Default existed on the Compliance Date or exists as of the date of this Certificate.

         This Covenant Compliance Certificate is given with respect to the Credit Agreement dated as of June 1, 2000, made between the Borrower and the Bank ("Agreement"). Capitalized terms used but not defined herein have the meanings given them under the Agreement. The Borrower represents and warrants that the information provided herein is true, complete and correct.

Dated on
         ---------------------------

                                          INTERFACE SYSTEMS, INC.



                                          By:
                                              ----------------------------------

                                                   Its
                                                       -------------------------

                                    EXHIBIT D

ENVIRONMENTAL CERTIFICATE


In consideration of and in order to induce BANK ONE, MICHIGAN ("Bank") to loan money, extend credit, or enter into certain other transactions from time to time to or with INTERFACE SYSTEMS, INC., a Michigan corporation ("Borrower"), Borrower makes the representations, warranties and covenants set forth in this Environmental Certificate (the "Certificate") to Bank with respect to all property and activities of Borrower.

1.  DEFINITIONS.

     A. "Environmental Law(s)" means any law, regulation, rule, policy, ordinance or similar requirement which governs or protects the environment, including those governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials enacted from time to time by the United States, any foreign government, any state, or any county, city or agency or subdivision of the United States or foreign country or its political subdivisions.

     B. "Hazardous Materials" means any material or substance: (1) which is or becomes defined as a hazardous substance, pollutant, or contaminant, pursuant to the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA") (42 USC ss.9601 et. seq.) as amended and regulations promulgated under it; (2) containing gasoline, oil, diesel fuel or other petroleum products; (3) which is or becomes defined as hazardous waste pursuant to the Resource Conservation and Recovery Act ("RCRA") (42 USC ss.6901 et. seq.) as amended and regulations promulgated under it; (4) containing polychlorinated biphenyls (PCBs); (5) containing asbestos; (6) which is radioactive; (7) the presence of which requires investigation or remediation under any Environmental Law; (8) which is or becomes defined or identified as a hazardous waste, hazardous substance, hazardous or toxic chemical, pollutant, contaminant, or biologically Hazardous Material under any Environmental Law.

     C. "Indebtedness" means all loans made or credit extended to Borrower by Bank at any time including without limit all credit extended under the Credit Agreement of even date made between Borrower and Bank.

     D. "Property" means all tangible property now or hereafter owned, operated, leased or used by Borrower, including but not limited to, land (including soil, groundwater and surface water located on, in or under the Property) and buildings located at 5855 Interface Drive, Ann Arbor, Michigan, and all equipment and inventory at any time located thereon.

2.  BORROWER'S REPRESENTATIONS AND WARRANTIES.

Except as set forth on the attached SCHEDULE A, Borrower represents and warrants to Bank as follows:

     A. REGULATORY COMPLIANCE; ENFORCEMENT; LITIGATION. (1) It is in substantial compliance with all Environmental Laws; (2) it has never received any notice of any violations of any Environmental Law; (3) no demand, claim, suit, administrative action, or criminal action whether brought by any government authority or private party, arising under or relating to any Environmental Law is pending or threatened against the Borrower, or with respect to the Property; and (4) it has not used Hazardous Materials on or about the Property in any manner which violates any Environmental Law governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials and no prior owner of the Property or any existing or prior tenant or occupant has used Hazardous Materials on or about the Property in any manner which violates any Environmental Law.

     B. PERMITS AND LICENSES. All federal, state and local permits, licenses or authorizations required by Environmental Law(s) for present use of the Property or activities of the Borrower have been obtained, are presently in effect and are listed on the attached SCHEDULE A. All federal, state and local permits, licenses or authorizations required by Environmental Law(s) for any permitted or licensed activities or uses that are anticipated at the Property and for which permits/licenses have been sought but not yet received are also listed on the attached SCHEDULE A. There is and has been substantial compliance with all such permits, licenses or authorizations.

     C. CONTAMINATION/RELEASE. There has not been in the past, nor are there currently, any releases, spills, discharges nor other form of contamination on the Property the aggregate cost of which to remediate exceeded or will exceed $100,000.00, nor is there any accumulation, storage or disposal as defined in RCRA, of Hazardous Materials on, under or about the Property which violates any Environmental Law. The Property appears neither on the National Priorities List (as defined under CERCLA) nor on any state listing which identifies sites for remedial clean-up or investigatory actions. There are no environmental liens on the Property.

     D. FACILITIES AND PROGRAMS. The Property has adequate water supply, sewage and waste disposal facilities or will have such facilities upon completion of contemplated improvements. The appropriate operations and maintenance programs, contingency and emergency plans for environmental hazards to assure compliance with Environmental Laws are in place.

     E. The answers set forth in the CUSTOMER ENVIRONMENTAL QUESTIONNAIRE (if required to be completed) as provided to Bank are incorporated by reference and such responses are accurate and complete.

3.   AFFIRMATIVE COVENANTS.  Borrower shall:

     A. Do all things necessary to assure that the representations, warranties and covenants set forth in this certificate are met and continue to be accurate and correct.

     B. Assure that all individuals or entities acting on its behalf comply with the obligations under this Certificate.

     C. Conduct periodic reviews of the use of the Property and the activities on it to assure compliance with the obligations under this Certificate.

     D. Promptly (i) notify Bank in writing of any occurrence, development or claim, suit, administrative action, permit revocation or denial filed by or against the Borrower or any owner of the Property that would cause any representation, warranty or covenant set forth in this Certificate to be incorrect, and (ii) take steps necessary to mitigate the effect of such occurrence, development or claim, suit or administrative action.

     E. Promptly provide Bank with all written information, questionnaires, copies of: environmental compliance reports, policies, handbooks, litigation audit letters, government inspection reports and environmental assessment reports, whenever prepared, that are requested by Bank in accordance with Bank's environmental due diligence procedures.

     F. Keep or cause the Property to be kept free of Hazardous Materials except to the extent that such Hazardous Materials are stored and/or used in compliance with all applicable Environmental Laws; and, without limiting the foregoing, will not cause or permit the Property to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce, or process Hazardous Materials, except in compliance with all applicable Environmental Laws; and will not cause or permit, as a result of any intentional or unintentional act or omission on the part of Borrower or any owner of the Property or any tenant, subtenant or occupant, a release, spill, leak or emission of Hazardous Materials on, under or about the Property or onto any other contiguous property in violation of Environmental Laws.

     G. Conduct and complete all investigations, environmental site assessments, sampling, and testing, and all remedial and removal actions necessary to clean up and remove all Hazardous Materials on, under, or about the Property as required by all applicable Environmental Laws and in accordance with the orders and directives of all federal, state and local governmental authorities. Such testing, remedial and removal actions shall include those required by federal and state regulations governing underground storage tank systems.

     Borrower shall demonstrate its compliance with this requirement to the satisfaction of Bank. To the extent that written documentation such as reports, studies, or sampling results from the investigation(s) has been or is produced, Borrower shall provide copies of such documentation to Bank. Borrower shall demonstrate to Bank to its satisfaction that the value of any Property pledged or mortgaged to Bank is not materially adversely affected by releases, spills or discharges occurring subsequent to the initial extension of credit. If Borrower fails to conduct an environmental assessment to the satisfaction of Bank as required under Section 3.G., or fails to provide Bank with copies of the written documentation referenced above, then Bank may at its option and at the expense of Borrower conduct such assessment, without waiver of its other rights and remedies. Any such assessment conducted by Bank shall be conducted solely for the benefit of and to protect the interests of Bank and shall not be relied upon by Borrower or any owner of the Property or any third party for any purpose whatsoever without the Bank's written consent, including but not limited to Borrower's or any third party's obligation, if any, to conduct an independent environmental investigation. By conducting any such assessment, Bank does not assume any control over the environmental affairs or operations of Borrower nor assume any obligation or liability to Borrower or any third party.

4. NEGATIVE COVENANT. Borrower shall not take any action or allow the Property to be used in such a manner that any representation, warranty or covenant set forth in this Certificate becomes inaccurate, incorrect or results in noncompliance with Environmental Laws or this Certificate.

5. DEFAULT AND REMEDIES. The Borrower makes any materially incorrect or misleading representation, warranty or certification to Bank or provides materially incorrect information to Bank in connection with this Certificate or if the Borrower defaults under the terms of this Certificate, then, except to the extent this provision is expressly modified under the documents governing the Indebtedness, whether or not Bank has made demand, the underlying credit facilities shall terminate and all borrowings under them shall become due immediately at Bank's option upon thirty (30) days notice by Bank to the Borrower.

     6. RIGHT OF ENTRY. Borrower grants Bank, its employees, agents and contractors the right to enter the Property for the purpose of conducting at the expense of Borrower, an environmental site assessment, sampling and testing and remedial, removal and other actions necessary to investigate or clean up and remove Hazardous Materials on, under or about the Property in accordance with Section 3.G. above, prior to or during any loan workout, liquidation of collateral, mortgage foreclosure, expiration of a redemption period, abandonment of the Property or any environmental litigation brought against Bank regarding the Property. Bank shall notify Borrower prior to its entry and shall use its best efforts to not disturb any ongoing operations on the Property. Borrower at the request of Bank shall execute any consultant contracts, waste manifests or notices necessary to effectuate the terms of this section. Any expenditures by Bank for activities performed by Bank in accordance with this section shall be considered an additional advance under the loan or extension of credit.

     7. INDEMNIFICATION. Subject to the limitations set forth below, Borrower shall defend, indemnify and hold harmless Bank, its successors and assigns, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, court costs and litigation expenses, known or unknown, contingent or otherwise, arising out of or in any way related to (a) the presence, disposal, release or threatened release of any Hazardous Materials on, over, under, from or affecting the Property or the soil, water, vegetation, buildings, personal property, persons or animals;
     (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials on the Property; (c) any claim, demand, notice or lawsuit brought or threatened, settlement reached or government order relating to such Hazardous Materials with respect to the Property or regulated wetlands on the Property; and/or
     (d) any violation of laws, orders, regulations, requirements or demands of government authorities, which are based upon or in any way related to such Hazardous Materials used on the Property or regulated wetlands on the Property. The indemnity obligations under this paragraph are specifically limited as follows:

         (i) Borrower shall have no indemnity obligations with respect to Hazardous Materials that are first introduced, as evidenced by reliable documentation, to the Property or any part of the Property subsequent to the date that Borrower's interest in and possession of the Property or any part of the Property shall have ended or have been fully terminated by foreclosure of any mortgage held by Bank or acceptance by Bank of a deed in lieu of foreclosure or other collateral liquidation procedure; and

          (ii) Borrower shall have no indemnity obligation with respect to Hazardous Materials that are first introduced, as evidenced by reliable documentation, to the Property solely by Bank, its successors or assigns.

     Borrower agrees that in the event any mortgage held by Bank is foreclosed or Borrower or any owner of the Property tender a deed in lieu of foreclosure, Borrower shall deliver the Property to Bank free of any and all Hazardous Materials which are then required to be removed (whether over time or immediately) pursuant to applicable Environmental Laws affecting the Property.

     Notwithstanding the provisions of Section 8 below, the provisions of this
     Section 7 shall be in
     addition to any and all other obligations and liabilities Borrower may have to Bank under the Indebtedness, any loan document, and in common law, and shall survive (a) the loan closing (b) the repayment of all sums due for the Indebtedness, (c) the satisfaction of all of the other obligations of Borrower under any loan document, (d) the discharge of any mortgage held by Bank, and (e) the foreclosure of any mortgage held by Bank or acceptance of a deed in lieu of foreclosure. The indemnity provisions of this Section shall only apply to any demand or action commenced against (a) any owner or operator of the Property, or (b) Bank in which any interest of Bank is threatened or any claim, demand, notice or action is made or filed against Bank.

     8. MISCELLANEOUS. Except as otherwise specifically provided in this certificate, all of the representations, warranties and covenants set forth in the certificate shall be continuing and shall survive the execution of the certificate until all of the Indebtedness is fully paid to Bank and Borrower's obligations to Bank in connection with the Indebtedness are fully performed.

     This Environmental Certificate is executed on __________________, 2000.



                                      INTERFACE SYSTEMS, INC.



                                       By:

                                            Its:

                                   SCHEDULE A

                       SCHEDULE OF EXCEPTIONS AND PERMITS


A.       EXCEPTIONS:





B.       PERMITS IN EFFECT:





C.       PERMITS SOUGHT:






















INITIALS:                  Bank ____________________      Borrower
____________________

                                                           ____________________

                                    EXHIBIT E

                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT ("Agreement") is made as of June 1, 2000, by INTERFACE SYSTEMS, INC., a Michigan corporation, ("Debtor") in favor of BANK ONE, MICHIGAN, a Michigan banking corporation, of 611 Woodward Avenue, Detroit, Michigan 4826-3947 ("Bank").


         1. THE SECURED INDEBTEDNESS. For valuable consideration, Debtor makes this Agreement to secure the payment of all present and future indebtedness, liabilities and obligations of Debtor to Bank however created or arising, whether under (a) the Credit Agreement contemporaneously made between Debtor and Bank ("Credit Agreement") and each note made pursuant to it and all of their respective extensions, renewals, modifications, substitutions or replacements,
(b) any note, credit agreement, equipment lease, security agreement, mortgage, guaranty or other agreement or evidence of indebtedness contemporaneously made by Debtor to Bank and all of their respective extensions, renewals, modifications, substitutions or replacements, or (c) any other present or future instrument or agreement between Debtor and Bank, or otherwise, and whether direct, indirect, primary, secondary, fixed, contingent, joint or several, due or to become due, and including, without limit, all present and future indebtedness or obligations of third parties to Bank which is guaranteed by Debtor, and the present or future indebtedness originally owing by Debtor to third parties and assigned by third parties to Bank, and any and all renewals, extensions, modifications, substitutions or replacements of any of them, and the performance of the covenants and obligations due or to become due to Bank, including, without limit, those due under this Agreement, and the repayment of all sums expended by Bank in connection with performance of those covenants and obligations (individually and collectively, the "Indebtedness")

         2. GRANT OF SECURITY INTEREST IN COLLATERAL. To secure payment and performance of the Indebtedness, Debtor grants Bank a continuing security interest in all of the following assets and property of Debtor, wherever located and whether now owned or existing or hereafter arising or acquired:

         All accounts, accounts receivable, contract rights and obligations owing to Debtor for the sale or lease of goods or services, whether or not earned by performance ("Accounts"); all guaranties and letters of credit (and related drawings) given in support of any Accounts; all chattel paper; all leases of any property, whether real, personal or mixed, and all rents, revenues, and other payments for its use and/or occupancy; all claims and rights under any contracts; all insurance policies; all general intangibles; all instruments, checks, drafts, and notes, whether negotiable or non-negotiable; all refunds and claims for refunds of any taxes, impositions, fees, charges or assessments at any time paid by Debtor to any governmental entity;

         All licenses to use the property or rights of any other person; all copyrights, patents, trademarks, trade names, and literary rights and all royalties and claims for or under any license or agreement for the use thereof;

         All machinery, equipment, apparatus, tools, appliances, furniture, furnishings, fixtures, computers and peripheral equipment, mobile goods, and vehicles, and all additions, substitutions, replacements, accessories, and accessions thereto ("Equipment");

         All inventory, supplies, merchandise, goods, raw materials, work in process, finished goods, returned and repossessed goods, and other property held for sale or lease or to be furnished under a contract of service or used in the operation, maintenance or management of any facilities owned or occupied by Debtor ("Inventory"); all documents evidencing title to any goods, whether negotiable or non-negotiable;

together with all of their replacements, substitutions, accessions, and additions, all of their proceeds and products, including, without limit, insurance proceeds and proceeds of any insurance, indemnity, warranty, or guaranty payable to Debtor, or arising out of any condemnation or other governmental actions, and all cash, deposit accounts, accounts, chattel paper and general intangibles arising from any sale, rent, lease, casualty loss or other disposition, all documents of title covering any of them, and all books, records, reports, and correspondence concerning them and devices and software programs for maintaining the same (collectively, "Collateral").


         3. WARRANTIES AND REPRESENTATIONS. Debtor represents and warrants to Bank as follows:

         3.1. Authority. This Agreement is the valid and binding obligation of Debtor, enforceable in accordance with its terms. Debtor is duly organized and validly existing and in good standing under the laws of the State of Michigan, and the execution, delivery and performance of this Agreement has been duly authorized by all necessary action of Debtor's governing body and will not violate Debtor's governing instruments or other agreements.

         3.2. Name; Address; Location of Collateral. Debtor's name and mailing address, chief executive office address, and the location of the Collateral and all records concerning the Collateral are accurately set forth on the signature page of this Agreement. Debtor has not conducted business in any other name.

         3.3. Title to Collateral. Debtor has good and marketable title to the Collateral, free and clear of any liens, encumbrances or security interests whatsoever, other than the security interest granted by this Agreement and existing liens, encumbrances or security interests disclosed to and accepted by Bank in writing. Bank's security interest in the Collateral has first priority, and Debtor will keep the Collateral free of all other liens, encumbrances and security interests. No tangible Collateral is in the possession or control of any other person. Debtor will defend the Collateral against all claims and demands of all persons at any time claiming any interest in the Collateral. Debtor will mark its records and the Collateral to clearly indicate the security interest of Bank.

         3.4. Nature of Collateral. All of the Collateral is held by Debtor solely for business purposes, and none of the Collateral constitutes consumer goods. No part of the Collateral consists of equipment used in farming operations or farm products or accounts or general intangibles arising from or relating to the sale of farm products by a farmer. The Collateral was acquired in the ordinary course of business of Debtor. There are no setoffs, counterclaims or defenses against the Collateral.


         3.5. Financing Statements. Except as disclosed to and accepted by Bank in writing, no financing statement covering all or any part of the Collateral is on file in any public office. Debtor will execute financing statement(s) in form acceptable to Bank and will pay the cost of filing financing statement(s) in all public offices wherever filing is deemed desirable by Bank. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement under the Michigan Uniform Commercial Code ("UCC") and may be filed by Bank in any filing office. This Agreement shall be terminated only by the filing of a termination statement in accordance with the applicable provisions of the UCC. Debtor will do all other things, execute all documents, and pay all related costs necessary or requested by Bank to establish, verify or continue the validity and priority of Bank's security interest.

        4. COVENANTS. Debtor covenants and agrees to and with Bank as follows:

        4.1. Payment of Taxes. Debtor shall pay when due and before any interest, collection fees or penalties accrue, all taxes, expenses, assessments, liens or other charges which may now or hereafter be levied or assessed against the Collateral. Debtor shall furnish proof of payment upon request of Bank.

        4.2. Insurance.

             4.2.1. Debtor shall keep the tangible Collateral (including, without limit, the Equipment and Inventory) insured for the benefit of Bank against fire and other hazards and risks, including, without limit, vandalism and malicious mischief, as Bank may reasonably require and shall provide public liability and product liability insurance and any other insurance as Bank may reasonably require from time to time. All insurance shall be in amounts and in forms and with companies satisfactory to Bank. Debtor shall deliver to Bank the policies evidencing the required insurance with premiums fully paid for one year in advance, and with loss payee clauses making all losses payable to Bank. Renewals of the required insurance (together with evidence of premium prepayment for one (1) year in advance) shall be delivered to Bank at least thirty (30) days before the expiration of any existing policies. All policies and renewals shall provide that they may not be canceled or amended without giving Bank thirty (30) days prior written notice of cancellation or amendment.

             4.2.2. In the event of loss or damage, the proceeds of all required insurance shall be paid to Bank. No loss or damage shall itself reduce the Indebtedness. Bank or any of its employees is each irrevocably appointed attorney-in-fact for Debtor and is authorized to adjust and compromise each loss without the consent of Debtor, to collect, receive and receipt for the insurance proceeds in the name of Bank and Debtor and to endorse Debtor's name upon any check in payment of the loss. The proceeds shall be applied first to reimburse Bank's costs and expenses in collecting the proceeds (including, without limit, court costs and reasonable attorneys' fees), and then to payment of the Indebtedness or any portion of it, whether or not then due or payable and in whatever order of maturity as Bank may elect. Bank, at its option may apply the insurance proceeds, or any part of them, to the replacement, repair or restoration of the Collateral, subject to a written agreement with Debtor satisfactory to Bank providing for the terms under which the insurance proceeds shall be released.

        4.3. Maintenance of Collateral. Debtor will maintain the Collateral in good condition and repair, and will replace any damaged or obsolete Collateral. Debtor shall not use, or suffer or permit the use of, the Collateral for any unlawful purpose, and shall use, operate and control the Collateral in compliance with all applicable law and regulation, including without limitation those governing protection of the environment and the use and disposal of hazardous substances, and shall not cause, permit or suffer the presence, use, storage, disposal, or release on or in any place where the Collateral is located any toxic or hazardous substance as defined in any federal or state law, regulation or rule relating to health, safety or environmental protection. Debtor will promptly inform Bank of any loss or diminution in value of the Collateral. Debtor shall make or permit no modification, compromise or substitution for the Collateral without the prior written consent of Bank, provided that in the ordinary course of business Debtor may (1) grant any person obligated on any of the Collateral any credits, refunds and adjustments to which they may be lawfully entitled, and (2) repair and replace Equipment.

        4.4. Leased Facilities. If the Collateral is located at a facility leased by Debtor, Debtor will obtain from the lessor a consent to the granting of a security interest in the Collateral and a disclaimer of any interest of the lessor in the Collateral. The consent and disclaimer shall be in form acceptable to Bank. Debtor will pay all rents and perform other obligations for any leased facilities.

              4.5. Redelivered Collateral. If Bank redelivers any of the Collateral in Bank's possession to Debtor or Debtor's designee for the purpose of (1) the ultimate sale or exchange thereof, (2) presentation, collection, renewal, or registration of transfer thereof, or (3) loading, unloading, storing, shipping, transshipping, manufacturing, processing or otherwise dealing therewith preliminary to sale or exchange, such redelivery shall be in trust for the benefit of Bank and shall not constitute a release of Bank's security interest therein or in the proceeds or products thereof unless Bank specifically so agrees in writing. If Debtor requests any such redelivery, Debtor will deliver with such request a duly executed financing statement in form and substance satisfactory to Bank. Any proceeds of Collateral coming into Debtor's possession as a result of any such redelivery shall be held in trust for Bank and forthwith delivered to Bank for application on the Indebtedness. Bank may (if, in its sole discretion, it elects to do so) deliver the Collateral or any part of the Collateral to Debtor, and such delivery by Bank shall discharge Bank from any and all liability or responsibility for such Collateral.

              4.6. Prohibition on Transfer or Modification. Debtor shall not transfer, sell, assign, lease or modify the Collateral or any interest therein, any part thereof, or any substantial portion of Debtor's other assets or property without the prior written consent of Bank, except for sales of Inventory and replacements of Equipment and supplies in the ordinary course of Debtor's business.

              4.7. Prohibition on Change of Name, Organization or Location. Debtor shall not conduct Debtor's business under any name other than as appears in this Agreement nor change or reorganize the type of Debtor's business entity, nor change the location of any of the Collateral without the prior written consent of Bank.

              4.8. Right of Setoff. Debtor grants Bank the right, exercisable at any time, whether or not Debtor is then in default, to set off or apply against the Indebtedness any account or deposit with Bank in which Debtor has an interest or against any other amounts which may be in the possession of Bank and to the credit of Debtor.

              4.9. Examination of Records and Collateral. Debtor shall keep full and accurate records of Debtor's business, including, without limit, records related to the Collateral, and such records shall be open to audit, inspection and duplication by Bank at all times. Upon reasonable advance notice to Debtor, Bank may enter upon any property owned by or in the possession of Debtor to examine and inspect the Collateral. Debtor shall promptly provide Bank with any information concerning the Collateral as Bank may reasonably request at any time.

              4.10. Further Actions. Promptly upon the request of Bank, Debtor shall execute, acknowledge and deliver any and all further documents, security agreements, financing statements and assurances, and do or cause to be done all further acts as Bank may reasonably require to confirm and protect the lien of this Agreement or otherwise to accomplish the purposes of this Agreement.

              5. RECEIVABLES. Debtor covenants and agrees as follows:

              5.1. Collection. Debtor shall continue to collect and enforce all present and future payments due to Debtor pursuant to the Accounts or any of the other Collateral (collectively, the "Receivables") until Bank notifies Debtor and the obligors under the Receivables of Bank's interest under this Agreement, after which time Debtor shall hold any proceeds collected with respect to the Receivables in trust for Bank and shall cooperate and assist in collection and enforcement of the Receivables. Debtor shall not commingle the proceeds and shall turn the proceeds over to Bank immediately upon receipt.

              5.2. Updates. Debtor shall, immediately upon request from Bank, provide Bank with an updated list of the Receivables, stating the current name and address of each obligor, the balance due, the amount of any setoffs, defenses, contras or counterclaims, whether Debtor's performance is complete, and any other comments reasonably required by Bank. Each update list shall be Debtor's warranty that (i) the Receivables are valid and enforceable and owing, subject only to reported offsets, (ii) if evidenced by a note, chattel paper, or other instrument or document, it has been endorsed and delivered to Bank, or (iii) Debtor does not know of any death, dissolution, liquidation, insolvency, bankruptcy, appointment of receiver, or similar action by or against any obligor of the Receivables.

              5.3. Notice to Obligors. Bank may notify obligors under the Receivables of the existence of this Agreement, and Bank may instruct the obligors under the Receivables to make future payments to Bank (whether before or after default by Debtor).

              5.4. Actions of Bank. Debtor agrees that Bank shall be entitled, in its own name (or in the name of Debtor or otherwise) but at the sole expense of Debtor, to collect, demand, receive, sue for or compromise any and all of the Receivables, to give good and sufficient releases, to endorse any checks, drafts or other orders for the payment of money payable to Debtor in payment of the Receivables and, in Bank's discretion, to file any claims or take any other action or proceeding which Bank deems advisable. Upon Bank's request, Debtor agrees to establish a United States Post Office Box in the name of Debtor but under the exclusive custody and control of Bank, to direct all obligors on any Receivables or other intangibles to make all payments due and to become due thereon to the United States Post Office Box or to make said payments directly to Bank, to direct the Postmaster of the United States Post Office to forward to Bank all mail addressed to Debtor or to hold all mail addressed to Debtor at the Post Office until an officer or employee of Bank shall request possession of same, to open and dispose of all mail, howsoever received by Bank, addressed to Debtor, and to endorse any item howsoever received by Bank, representing any payment on or other proceeds or products of the Collateral.

              5.5. No Duty. Debtor acknowledges and agrees that Bank shall not be required or obligated to make any, demand or to make any inquiry as to the nature or sufficiency of any payment received by Bank with respect to the Receivables or to present to file any claim or take any other action to collect or enforce the payment of any amounts with respect to the Receivables assigned to Bank.

              6. REIMBURSEMENT OF EXPENSES. Debtor shall reimburse Bank for all costs and expenses, including attorneys' fees, incurred by Bank in enforcing the rights of Bank under this Agreement. All costs and expenses shall be included in the Indebtedness and shall be immediately due and payable together with interest at the maximum legal rate. Such costs and expenses shall include, without limitation, costs or expenses incurred by Bank in any bankruptcy, reorganization, insolvency or other similar proceeding. Any reference in this Agreement to attorneys' fees shall mean fees, charges, costs and expenses of both in-house and outside counsel and paralegals, whether or not a suit or proceeding is instituted, and whether incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding, in a workout, in consultation with counsel, or otherwise. All costs, expenses and fees of any nature for which Debtor is obligated to reimburse or indemnify Bank are part of the Indebtedness secured by this Agreement and are payable upon demand, unless expressly provided otherwise, with interest at the highest rate charged by Bank on any of the Indebtedness (but not to exceed the maximum rate permitted by law).

              7. RIGHTS AND OBLIGATIONS OF BANK. In the event that Debtor fails to pay taxes, maintain insurance, discharge liens or encumbrances on any Collateral, or perform any other obligation arising under this Agreement, Bank may pay or perform such obligation(s) for the account of Debtor and the same shall be added to the Indebtedness and shall be immediately due and payable together with interest at the highest rate charged by Bank on any of the

        Indebtedness (but not to exceed the maximum rate permitted by law). Bank shall not be liable for any loss to the Collateral nor shall such loss reduce the amount of the Indebtedness. Bank will use reasonable care in the custody and preservation of any Collateral in Bank's possession, but Bank has no duty to preserve rights against prior parties.

              8. INDEMNIFICATION. Debtor shall indemnify, defend and save Bank harmless from all claims, liabilities, obligations, damages, fines, costs, and expenses, including attorneys' fees, incurred by Bank and causes of action or other rights asserted against Bank and relating to this Agreement or Debtor's obligations hereunder and/or the Collateral, its ownership, use, collection, disposition or compliance with applicable law.


              9. EVENTS OF DEFAULT AND REMEDIES.

              9.1. Events of Default. Any of the following events shall, for purposes of this Agreement, constitute an "Event of Default":

                   9.1.1. Failure by Debtor to pay any amount owing on the Indebtedness when due, whether by maturity, acceleration or otherwise.

                   9.1.2. Any failure by Debtor or any guarantor of all or any part of the Indebtedness to comply with, or breach by Debtor, any guarantor or any subordinator of any of the terms, provisions, warranties or covenants of this Agreement or any other agreement or commitment between Debtor, any guarantor or any subordinator and Bank after the lapse of any period such agreement or commitment affords for remedy of the breach.

                   9.1.3. Any Default as defined in the Credit Agreement.

              9.2. Remedies. Upon the occurrence of any Event of Default, Bank shall have the right to do the following:

                   9.2.1. Declare all or part of the Indebtedness immediately due and payable.

                   9.2.2. Institute legal proceedings to foreclose the lien and security interest granted by this Agreement, to recover judgment for all of the Indebtedness then due and owing, and to collect it out of any of the Collateral or the proceeds of its sale.

                   9.2.3. Institute legal proceedings for the sale, under the judgment or decree of any court of competent jurisdiction, of any or all of the Collateral.

                   9.2.4. Take possession of the Collateral (and any other property then in or on the Collateral) and all related records, and/or render any of it unusable, with or without demand, and with or without process of law; sell and dispose of the Collateral at one or more public or private sales or other dispositions, at places and times and on terms and conditions as Lender may deem fit, in any amount or order and to distribute the proceeds according to this Agreement and applicable law. Any statutory requirement for notice shall be met if Bank shall send notice to Debtor at least ten (10) days prior to the date of sale, disposition or other applicable event. Debtor shall be liable for any deficiency remaining after disposition of the Collateral.

                   9.2.5. Notify all persons obligated under any of the Collateral to make all payments to Bank and demand, collect, sue for, receive, receipt for, settle and compromise, extend or postpone the time for payment of, forbear from enforcing, and otherwise do all things Debtor could do in connection therewith.

                   9.2.6. Exercise any one or more of the rights and remedies of a secured party under the UCC or at law or equity to enforce the payment of the Indebtedness.

              9.3. Remedies Generally.

                   9.3.1. At any sale pursuant to this Agreement, physical or constructive possession of the Collateral is not required and any purchaser may conclusively rely on the recitals in any evidence of conveyance and shall not have any obligation to see to the application of the purchase money. Any sale of any of the Collateral under this Agreement shall be a perpetual bar against Debtor with respect to that Collateral.

                   9.3.2. Debtor agrees, upon request of Bank, to assemble the Collateral and all related records and make it available to Bank at any place which is reasonably convenient for Bank. Debtor grants Bank permission to enter upon any premises owned or occupied by Debtor for the purpose of taking possession of the Collateral. Debtor agrees to notify all persons obligated under any of the Collateral to make all payments to Bank and Debtor waives any right to recover from Borrower (by subrogation, indemnity, or otherwise) any amount Debtor pays or Bank recovers under this Agreement.

                   9.3.3. All remedies provided for under this Agreement shall be available to the extent not prohibited by law. Each remedy shall be cumulative and additional to any other remedy of Bank at law, in equity or by statute. No delay or omission to exercise any right or power accruing upon any default or Event of Default shall impair any such right or power or shall be construed to be a waiver of, or acquiescence in, any such default or Event of Default.

              9.4. Application of Proceeds. Any proceeds received by Bank from the exercise of its remedies shall be applied as follows:

                   9.4.1. First, to pay all costs and expenses incidental to disposition of the Collateral, including, without limit, reasonable attorneys fees, any taxes, assessments, liens and encumbrances prior to the lien of this Agreement.

                   9.4.2. Second, to the payment of the Indebtedness in the following order: (i) Bank's expenses made to perform Debtor's obligations, (ii) late charges and interest accrued and unpaid, (iii) any prepayment premiums, (v) unpaid fees and other charges, and (v) the outstanding principal balance.

                   9.4.3. Third, any surplus remaining shall be paid to Debtor or to whomsoever may be lawfully entitled.

        10. MISCELLANEOUS.

              10.1. Governing Law. This Agreement shall be construed according to the laws of the State of Michigan.

              10.2. Successors and Assigns. Subject to the terms and conditions set forth in the Credit Agreement, Bank shall have the right to assign any of the Indebtedness and deliver all or any part of the Collateral. This Agreement shall be binding upon the successors and assigns of Debtor including, without limit, any debtor in possession or trustee in bankruptcy for Debtor, and the rights and privileges of Bank under this Agreement shall inure to the benefit of its successors and assigns. This shall not be deemed a consent by Bank to a conveyance by Debtor of all or any part of the Collateral or of any ownership interest in Debtor.

              10.3. Notices. Notice from one party to another relating to this Agreement, if required, shall be deemed effective if made in writing (including telecommunications) and delivered to the recipient's address, telex number or telecopier number set forth by any of the following means: hand delivery, registered or certified mail, postage prepaid, express mail or other overnight courier service or telecopy, telex or other wire transmission with request for assurance of receipt in a manner typical with respect to communications of that type. Notice made in accordance with these provisions shall be deemed delivered on receipt if delivered by hand or wire transmission, on the third business day after mailing if mailed by registered or certified mail, or on the next business day after mailing or deposit with the postal service or an overnight courier service if delivered by express mail or overnight courier. Debtor's telecopier number, if any, is set forth below and Bank's telecopier number is (734) 995-8000.

              10.4. Entire Agreement; Waivers; Amendments. This Agreement and any agreement to which it refers state all rights and obligations of the parties and supersede all other agreements (oral or written) with respect to the security interests granted by this Agreement. Any waiver by Bank of any default or Event of Default shall be in writing and shall be limited to the particular default waived and shall not be deemed to waive any other default. Any amendment of this Agreement shall be in writing and shall require the signature of Debtor and Bank.

              10.5. Partial Invalidity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement.

              10.6. Inspections. Any inspection, audit, appraisal or examination by Bank or its agents of the Collateral or of information or documents pertaining to the Collateral is for the sole purpose of protecting Bank's interests under this Agreement and is not for the benefit or protection of Debtor or any third party.

              10.7. Automatic Reinstatement. Notwithstanding any prior revocation, termination, surrender or discharge of this Agreement, the effectiveness of this Agreement shall automatically continue or be reinstated, as the case may be, in the event that any payment received or credit given by Bank in respect of the Indebtedness is returned, disgorged or rescinded as a preference, impermissible setoff, fraudulent conveyance, diversion of trust funds, or otherwise under any applicable state or federal law, including, without limit, laws pertaining to bankruptcy or insolvency, in which case this Agreement shall be enforceable as if the returned, disgorged or rescinded payment or credit had not been received or given, whether or not Bank relied upon this payment or credit or changed its position as a consequence of it. In the event of continuation or reinstatement of this Agreement, Debtor agrees upon demand by Bank to execute and deliver to Bank those documents which Bank determines are appropriate to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of Debtor to do so shall not affect in any way the reinstatement or continuation. If Debtor does not execute and deliver to Bank such documents upon demand, Bank and each officer of Bank is irrevocably appointed (which appointment is coupled with an interest) the true and lawful attorney of Debtor (with full power of substitution) to execute and deliver such documents in the name and on behalf of Debtor.

              10.8. WAIVER OF JURY TRIAL. DEBTOR AND BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE INDEBTEDNESS.

              This Security Agreement is dated and effective on the date first above written.

Debtor's Mailing Address and Chief Executive Office:   Debtor:

5855 Interface Drive
Ann Arbor, Michigan 48104                           INTERFACE SYSTEMS, INC.

Location of the Collateral and all
records:
                                                    By:

                                                         Its:

Debtor's Telecopier No.

Debtor's Tax Identification No. 38-1857379

                                    EXHIBIT F

                                [FORM OF WARRANT]

         THE WARRANT REPRESENTED BY THIS CERTIFICATE AND ANY SHARES THAT MAY BE ISSUED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW. NEITHER THIS SECURITY NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE COMPANY SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER HEREOF, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE COMPANY (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY).


                             INTERFACE SYSTEMS, INC.

                     WARRANT FOR COMMON STOCK, NO PAR VALUE

20,000 Shares                                       Dated: _______________, 2000

        1. Warrant Grant. FOR VALUE RECEIVED, INTERFACE SYSTEMS, INC. (the "Company"), a Michigan corporation, hereby certifies that BANK ONE, MICHIGAN (and any successor holder hereof, the "Purchaser") is entitled to purchase from the Company up to 20,000 shares of the Company's common stock, no par value, (the "Warrant Shares") at a price of $[EXERCISE PRICE] (the "Per Share Warrant Price"). The Purchaser may exercise such right from and after the date hereof until the date three (3) years after the date hereof (the "Termination Date").

        2. Exercise of Warrant. At any time prior to the Termination Date, the Purchaser may exercise this Warrant, in whole or in part, by surrendering this Warrant, together with a Notice of Exercise in the form attached hereto, together with payment of an amount equal to the Per Share Warrant Price multiplied by the number of Warrant Shares being purchased (the "Aggregate Warrant Price"), which payment may be made in the manner prescribed by Section 3 hereof. Upon such surrender of this Warrant and payment of the Aggregate Warrant Price, the Company will issue a certificate or certificates in the name of the Purchaser for the number of Warrant Shares for which such exercise has been made. In the event that the Purchaser shall exercise this Warrant only in part, the Company shall also then re-issue this Warrant to the Purchaser for a number of Warrant Shares equal to difference between the number of Warrant Shares noted above and the number for which such exercise has been made.

        3. Payment of Aggregate Warrant Price. The Purchaser may pay the Aggregate Warrant Price in the form of (a) immediately available funds, (b) surrender to the Company of any promissory notes or other debt obligations issued by the Company, with all the principal of, and accrued but unpaid interest on, such notes and obligations so surrendered being credited against the Aggregate Warrant Price through the date of surrender, (c) delivery to the Company of other securities issued by the Company, with the value of such securities, as determined in good faith by a disinterested majority of the Board of Directors of the Company, being credited against the Aggregate Warrant Price, or (d) any combination of the foregoing. In the event that the Purchaser shall elect to pay all or any portion of the Aggregate Purchaser Price in the manner prescribed by the foregoing clause (c), such Purchaser shall, not less than thirty (30) days prior to exercise of this Warrant, request that the Board of Directors make a determination of the fair market value of the securities of the Company to be surrendered by the Purchaser and promptly provide such value to the Purchaser, and the Company shall cause such determination to be made.

              4. Reservation of Warrant Shares. The Company will at all times reserve and keep available, solely for issuance or delivery upon the exercise of this Warrant, the Warrant Shares receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer and free and clear of all preemptive rights.

              5. Fully Paid Stock; Taxes. The Company agrees that the Warrant Shares represented by each and every certificate delivered on the exercise of this Warrant and payment of the Aggregate Warrant Price shall, at the time of such delivery, be validly issued and outstanding, fully paid and non-assessable. The Company further covenants and agrees that it will pay, when due and payable, all federal and state stamp, original issue or similar taxes, if any, which are payable in respect of the issue of this Warrant and/or any Warrant Shares or certificates therefor, but excluding any federal, state or local taxes based on the income of the Purchaser.

              6. Adjustment of Per Share Warrant Price. If at any time after the date hereof the Company's outstanding common stock, no par value, (the "Shares") shall be subdivided into a greater number of shares or be combined into a smaller number of shares, the Per Share Warrant Price in effect as of the day first following the day upon which such subdivision or combination becomes effective shall be decreased or increased, as the case may be, to the Per Share Warrant Price determined by multiplying the Per Share Warrant Price then in effect by a fraction, the numerator of which shall be the number of Shares outstanding immediately before such subdivision or combination becomes effective and the denominator of which shall be the number of Shares outstanding immediately following such subdivision or combination. Upon each adjustment of the Per Share Warrant Price pursuant to this subsection, the Purchaser shall thereafter (until another such adjustment) be entitled to receive Warrant Shares based upon the so adjusted Per Share Warrant Price. For purposes of this Section, all calculations shall be made to the nearest one-hundredth of a cent or to the nearest one thousandth of a share, as the case may be. Notwithstanding anything contained in this Section to the contrary, no adjustment in the Per Share Warrant Price shall be required unless such adjustment would result in an increase or decrease of at least one (1%) percent of the Per Share Warrant Price.

              7. Reclassification, Merger, Sale or Dissolution. In the event of
        (a) any reclassification of Shares of the Company other than by a subdivision or combination of the outstanding Shares, (b) any consolidation or merger to which the Company is a party and for which approval of shareholders of the Company is required, (c) the sale or transfer of all or substantially all of the assets of the Company, or
        (d) the voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall cause to be mailed to the Purchaser, at least ten (10) days prior to the applicable date hereinafter specified, a notice stating the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Shares (or the any capital stock into which Shares may then be converted) of record shall be entitled to exchange their shares for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

              8. Merger or Consolidation. If while this Warrant is outstanding, the Company shall consolidate with or merge into another corporation, or another corporation shall merge into the Company in a merger in which Shares (or any capital stock into which Shares may then be converted) are converted into a right to receive cash, property or other securities, or the Company shall sell or transfer all or substantially all of the assets of the Company, the Company shall take such action so that the Purchaser will thereafter receive upon the exercise hereof the securities or property to which a holder of the number of Warrant Shares then deliverable upon the exercise of this Warrant would have been entitled to receive upon such consolidation, merger, sale or transfer if this Warrant had been exercised in full immediately prior to such transaction.

              9. Dividends. Upon any conversion of this Warrant at a time when there are dividends or distributions unpaid as to Warrant Shares and as to which the dividend date or other date fixed for payment has passed, then, (a) to the fullest extent permitted by law, such unpaid dividends or distributions shall be paid by the Company contemporaneously with the exercise of this Warrant as to the Warrant Shares issued upon such exercise, and (b) to the extent payment of such unpaid dividends or distributions is not legally permitted, then the Per Share Warrant Price shall be further adjusted by increasing the number of Warrant Shares issuable upon conversion of this Warrant to take into account the value of such unpaid dividends or other distributions in determining the amount of Warrant Shares to be issued upon exercise of this Warrant.

              10. Limited Transferability. Neither this Warrant nor the Warrant Shares have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may be transferred only pursuant to an effective registration thereunder or an exemption from the registration requirements of the Securities Act, and otherwise in compliance with applicable state securities laws. This Warrant may not be transferred if such transfer would require any registration or qualification under, or cause the loss of exemption from registration or qualification under, the Securities Act or any applicable state securities law with respect to the Warrant or the Warrant Shares. This Warrant and any Warrant Shares shall bear an appropriate legend with respect to such restrictions on transfer. This Warrant is transferable only upon the books which the Company shall cause to be maintained for such purpose. Any assignment or transfer may be made by surrendering this Warrant to the Company together with the attached assignment form properly executed by the assignor or transferor. Upon such surrender the Company will execute and deliver, in the case of an assignment or transfer in whole, a new Warrant in the name of the assignee or transferee or, in the case of an assignment or transfer in part, a new Warrant in the name of the assignee or transferee named in such instrument of assignment or transfer and a new Warrant in the name of the assignor or transferor covering the portion of this Warrant not assigned or transferred to the assignee or transferee. The Purchaser may not assign or transfer this Warrant without the prior written consent of the Company.

              11. Replacement of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity in form and amount reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Purchaser a new Warrant of like date, tenor and denomination.

              12. Warrant Holder Not Shareholder. This Warrant does not confer upon the Purchaser any right to vote or to consent or to receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof.

              13. Communication. No notice or other communication under this Warrant shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given if, the same is in writing and is mailed by first-class mail, postage prepaid, addressed to the Company at its principal place of business, or such other address as the Company has designated in writing to the Purchaser, or to the Purchaser at the address shown on the Company's books as described above.

              14. Headings. The headings of this Warrant have been inserted as a matter of convenience, and shall not affect the construction hereof.

              15. Amendments. This Warrant may be amended only by written agreement of the Company and the Purchaser.

              16. No Limitation on Corporate Action. No provisions of this Warrant and no right granted hereunder shall in any way limit, affect or abridge the exercise by the Company of any of its corporate rights or powers to recapitalize, amend its Articles of Incorporation, reorganize, consolidate or merge with or into another corporation, or to transfer all or any part of its property or assets, or the exercise of any other of its corporate rights and powers.

              17. Applicable Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Michigan applicable to agreements made and to be performed therein, without giving effect to principles of conflicts of law.


                                      INTERFACE SYSTEMS, INC.


                                      By


                                         Name:


                                         Title:

                               NOTICE OF EXERCISE

                     TO BE EXECUTED BY THE REGISTERED HOLDER
                            TO EXERCISE THIS WARRANT

                             INTERFACE SYSTEMS, INC.


         The undersigned hereby exercises the right to purchase _______ shares of the common stock, no par value, covered by this Warrant according to the conditions thereof, and herewith makes payment in full of $[EXERCISE PRICE] for each such share.

                                     BANK ONE, MICHIGAN


                                     By


                                              Its



Dated:

                                   ASSIGNMENT

         FOR VALUE RECEIVED __________________________________hereby sells, assigns and transfers unto _____________________________the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint _______________________, attorney, to transfer said Warrant on the books of INTERFACE SYSTEMS, INC. hereby agrees to be bound by the terms of the Warrant as defined therein.

                                   BANK ONE, MICHIGAN


                                   By


                                            Its



Dated:

                                    EXHIBIT G

                     [FORM OF REGISTRATION RIGHTS AGREEMENT]

                          REGISTRATION RIGHTS AGREEMENT


       This Registration Rights Agreement ("Agreement") dated June __, 2000 ("Effective Date"), is made between INTERFACE SYSTEMS, INC., a Michigan corporation ("Company") and BANK ONE, MICHIGAN, a Michigan banking corporation ("Holder").

                                    RECITALS

       D. On the Effective Date, Company has issued to Holder Company's Warrant ("Warrant") for the purchase of up to 20,000 shares of Company's common stock, no par value ("Warrant Shares"). The Warrant is further consideration for certain financial accommodations that Holder has agreed to provide Company.

       E. In order to induce Holder to accept the Warrant as such consideration, Company is willing to grant these registration rights.

                                    AGREEMENT

       Accordingly, for valuable consideration, Company and Holder agree as follows:

SECTION 1. DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

       "Commission" means the Securities and Exchange Commission, or any other federal agency administering the Securities Act during the term of this Agreement.

       "Common Stock" means the common stock, no par value, of Company.

       "Exchange Act" means the Securities Exchange Act of 1934, as amended, any similar federal statute, and the rules and regulations of the Commission that are in effect during the term of this Agreement.

       "Registration Request" means a written notice from Holder to Company under Section 2 of this Agreement.

       "Securities Act" means the Securities Act of 1933, as amended, similar federal statute, and the related rules and regulations of the Commission that are in effect during the term of this Agreement.

       "Securities Laws" means the Securities Act, the Exchange Act, any State securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any State securities law.

       "Underwritten Offering" means a firmly underwritten offering of Common Stock to the public pursuant to an effective registration statement under the Securities Act.

SECTION 2.        DEMAND REGISTRATION.

       2.1 REGISTRATION REQUESTS. At any time after the Effective Date upon or after exercise of all or any of



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

the Warrant, Holder may deliver a Registration Request, requesting that Company register under the Securities Act all or any portion of the Warrant Shares in the manner specified in the Registration Request. In any Underwritten Offering contemplated by this Section or Section 3, Holder may sell the Warrant Shares to the underwriters.

       2.2 REGISTRATION OBLIGATION. Following receipt of a Registration Request under this Section, Company shall register under the Securities Act for public sale by the method of disposition specified by Holder, the number of Warrant Shares specified in the Registration Request. Company shall be obligated to register Warrant Shares pursuant to this Section on only one (1) occasion. Company's obligation shall be satisfied only when a registration statement (with the method of disposition reasonably agreed to by Holder) covering the Warrant Shares specified in the Registration Request has become effective.

       2.3 ADDITIONAL COMPANY SHARES. Company may include in any registration statement, for sale by the method of disposition specified by Holder, shares of Common Stock to be sold by Company for its own account, unless, in the opinion of the managing underwriter (if the method of disposition is an Underwritten Offering) including Company shares would adversely affect the marketing of the Warrant Shares to be sold.

SECTION 3.        PIGGYBACK REGISTRATIONS.

       3.1 NOTICE OF REGISTRATION. Company shall notify Holder, in writing, at least fifteen (15) days prior to the filing of any registration statement under the Securities Act (including but not limited to registration statements relating to secondary offerings of Company's securities, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford Holder an opportunity to include in such registration statement all or part of the Warrant Shares, regardless of whether such registration is part of an Underwritten Offering. If Holder desires to include in any such registration statement all or any part of the Warrant Shares, Holder shall so notify Company within fifteen (15) days after receipt of such notice from Company. Such notice shall state the intended method of disposition of the Warrant Shares by Holder. If Holder decides not to include all Warrant Shares in any registration statement thereafter filed by Company, Holder shall nevertheless continue to have the right to include any Warrant Shares in any subsequent registration statement or registration statements as may be filed by Company with respect to offerings of its securities upon all the terms and conditions set forth herein.

       3.2 CONDITIONS. Holder's right to have Warrant Shares included in a registration upon exercising its rights in this Section 3 shall be conditioned upon Holder's participation in the related Underwritten Offering and the inclusion of Holder's Warrant Shares in such underwriting to the extent provided herein. If Holder proposes to distribute Warrant Shares through an underwriting pursuant to this Section 3, Holder shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected by Company for such underwriting.

       3.3 CUTBACKS. If the managing underwriter for an Underwritten Offering dictates that the number of shares to be underwritten must be limited for marketing reasons and, as a result, the number of Warrant Shares to be included is reduced, the number of shares that may be included in the Underwritten Offering shall be allocated first to the Company and then among Holder and any other selling shareholders participating in the Underwritten Offering in proportion to their respective numbers of shares of Common Stock to be included in the Underwritten Offering.

       3.4 WITHDRAWAL BY HOLDER. If Holder disapproves of the terms of any Underwritten Offering, Holder may elect to withdraw by written notice to Company and the underwriter delivered at least ten (10) business days prior to the effective date of the registration statement. Any Warrant Shares excluded or


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


withdrawn from the Underwritten Offering shall be excluded and withdrawn from the related registration.

SECTION 4.        EXPENSES OF REGISTRATION.


       4.1 COMPANY'S EXPENSES. Except as this Agreement specifically provides, Company shall bear all expenses in complying with Sections 2 and 3, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for Company, "Blue Sky" fees and expenses, and the expense of any special audits incident to or required by any such registration (collectively, "Registration Expenses").

       4.2        HOLDER'S EXPENSES. If Holder exercises its rights under
Section 3, Holder shall bear all resulting underwriting discounts and selling commissions in proportion to the number of Warrant Shares so registered as compared to all Common Stock included in any such registration. Holder shall also pay the fees and expenses of any counsel it may engage in connection with any such registration.

SECTION 5. OBLIGATIONS OF COMPANY. Whenever required to effect the registration of any Warrant Shares, Company shall, as expeditiously as reasonably possible:

       5.1 REGISTRATION STATEMENT. Prepare and file with the Commission a registration statement with respect to the Warrant Shares and use all reasonable efforts to cause such registration statement to become effective, and upon Holder's request, keep such registration statement effective for up to one hundred twenty (120) days (which period shall be tolled during suspension of the effectiveness of any such registration statement by reason of its amendment) or, if earlier, until Holder has completed the related distribution. Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

       5.2 AMENDMENTS. Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection 5.1.

       5.3 COPIES. Furnish Holder such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act and such other documents as Holder may reasonably request in order to facilitate the disposition of the Warrant Shares.

       5.4 STATE QUALIFICATIONS. Use commercially reasonable efforts to register and qualify the securities covered by such registration statement under State securities laws in such jurisdictions as Holder reasonably requests; provided, however, that Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

       5.5 EXCHANGE LISTINGS. If any of the Warrant Shares that are part of a registration are to be qualified on any public stock exchange or Company's shares are then listed on any public stock exchange, cause the Warrant Shares to be included in such registration to be coincidentally qualified for listing on such exchange.

       5.6 UNDERWRITING AGREEMENTS. Enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Holder shall also enter into and perform its obligations under any such agreement.



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



       5.7 NOTICE OF CHANGE OF FACTS. Notify Holder, at any time when a prospectus relating to a registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

       5.8 PROFESSIONAL OPINIONS. In the case of an Underwritten Offering, use commercially reasonable efforts to furnish Holder on the date the Warrant Shares are delivered to the underwriters for sale (a) an opinion, dated as of such date, of counsel representing Company for purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and Holder and (b) a letter, dated as of such date, from the independent certified public accountants of Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters and Holder.

SECTION 6. TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Agreement shall terminate and be of no further force and effect four (4) years after the Effective Date or, if earlier, whenever all the Warrant Shares may be sold under Rule 144 during any ninety (90) day period.

SECTION 7.        DELAY OF REGISTRATION; REQUIRED INFORMATION.


       7.1 Holder shall not have any right to obtain or seek an injunction restraining or otherwise delaying any registration as a result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

       7.2 Company's obligations under this Agreement shall be conditioned upon Holder's furnishing to Company such information regarding Holder, the Warrant Shares, and the intended method of disposition of the Warrant Shares as shall be required to effect the registration of the Warrant Shares.

SECTION 8. INDEMNIFICATION. In the event any Warrant Shares are included in a registration statement filed with the Commission pursuant to this
Agreement:

       8.1 INDEMNIFICATION BY COMPANY. To the extent permitted by law, Company will indemnify and hold harmless Holder, its employees, officers and directors, any underwriter (as defined in the Securities Act) for Holder and each person, if any, who controls Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under any Securities Laws or other federal or state law ("Losses"), insofar as such Losses (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a "Violation") by Company:
(i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto,
(ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by Company of any Securities Laws in connection with the offering covered by such registration statement; and Company will pay as incurred to Holder, its employees, officer, or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Losses or action; provided however, that the obligation of indemnity contained in this Section 8.1(iii) shall not apply to amounts paid in settlement of any such Losses or action if such settlement is effected without the consent of Company, which consent shall not be unreasonably withheld; nor shall Company be liable in any such case for any such Losses or action to the extent that it arises out of, or is based upon, a Violation which occurs in reliance upon, and in conformity with, written information furnished expressly for use in connection with such registration by Holder, its employees, officer, director, underwriter or controlling person of Holder.

       8.2 INDEMNIFICATION BY HOLDER. To the extent permitted by law, Holder will, if Warrant Shares are included in the securities as to which such registration or qualification is being effected, indemnify and hold harmless Company, each of its directors, its officers and each person, if any, who controls Company within the meaning of the Securities Act or the Exchange Act and any underwriter, against any Losses to which Company or any such director, officer, controlling person or underwriter may become subject under any Securities Laws, insofar as such Losses (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Holder under an instrument duly executed by Holder and stated to be specifically for use in connection with such registration; and Holder will pay as incurred any legal or other expenses reasonably incurred by Company or any such director, officer, controlling person or underwriter in connection with investigating or defending any such Losses or action if it is judicially determined that there was such a Violation; provided, however, that the obligation of indemnity contained in this Section 8.2 shall not apply to amounts paid in settlement of any such Losses or action if such settlement is effected without the consent of Holder, which consent shall not be unreasonably withheld; and provided further, that in no event shall any indemnity under this Section 8.2 exceed the net proceeds from the offering received by Holder.

       8.3 NOTICE OF CLAIM. Promptly after receipt by an indemnified party under this Section 8.3 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8.3, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 8.3, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8.3.

       8.4        CONTRIBUTION. If the indemnification provided for in this
Section 8.4 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Losses, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that in no event shall any contribution by Holder hereunder exceed the net proceeds from the offering received by Holder.

       8.5        SURVIVAL. The obligations of Company and the Holder under this
Section 8.5 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this


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


Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

SECTION 9. ASSIGNMENT OF REGISTRATION RIGHTS. Holder's rights to cause Company to register Warrant Shares pursuant to this Agreement may be assigned by Holder to any transferee or assignee of the Warrant; provided, however, that no such assignment shall be effective unless Holder gives Company notice of the name and address of such assignee, the effective date of such assignment, and the number of Warrant Shares with respect to which such right is being assigned and a writing executed by an authorized representative of such assignee pursuant to which such assignee acknowledges the existence of and agrees to be subject to and bound by the terms of this Agreement.

SECTION 10. AGREEMENT TO FURNISH INFORMATION. Holder agrees to execute and deliver such other agreements as may be reasonably requested by Company or an underwriter which are consistent with this Agreement or which are necessary to give it further effect. In addition, if requested by Company or an underwriter in any Underwritten Offering, Holder shall provide, within ten (10) days of the request, such information as may be required by Company or the underwriter in connection with completion of any public offering of Company's securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section shall not apply to a registration relating solely to employee benefit plans or registration relating solely to a Rule 144 transaction.

SECTION 11. RULE 144 REPORTING. With a view to making available to Holder the benefits of certain rules and regulations of the Commission which may permit the sale of the Warrant Shares to the public without registration, Company agrees to use commercially reasonable efforts to (a) make and keep public information available, as those terms are understood and defined in Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times and (b) file with the Commission, in a timely manner, all reports and other documents required of the Company under the Exchange Act. As long as Holder owns the Warrant or any Warrant Shares, Company shall furnish Holder upon its request
(x) a written statement by Company as to its compliance with the reporting requirements of Rule 144 and of the Exchange Act, (y) a copy of the most recent annual or quarterly report of Company in the form required by the Exchange Act, and (z) such other reports and documents as Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing Holder to sell any such shares without registration.

SECTION 12.       MISCELLANEOUS.

       12.1 BINDING EFFECT. The covenants and agreements in this Agreement shall bind and inure to the benefit of the respective successors and assigns of Company and Holder.

       12.2 AMENDMENTS. This Agreement may be amended and its observance may be waived only by a written agreement between Company and Holder.

       12.3 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given:
(a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile or electronic mail if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by United States first-class registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, special next day delivery, with verification of receipt addressed to the address set forth below such party's signature to this Agreement.


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



       12.4 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Michigan.

       12.5 COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

       12.6 SEVERABILITY. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, the illegality, invalidity or unenforceability shall attach only to that provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any illegal, invalid or unenforceable provision were not in this Agreement.

       This Registration Rights Agreement is executed and delivered as of the Effective Date.

COMPANY:                               HOLDER:

INTERFACE SYSTEMS, INC.                BANK ONE, MICHIGAN

By:                                    By:


     Its:                                    Its:



Address for notices:                   Address for notices:

5855 Interface Drive                   125 South Main
Ann Arbor, Michigan 48103              Ann Arbor, Michigan 48104

Phone:  (734) 769-5900                 Phone: (734) 995-8150
Fax:                                   Fax: (734) 995-8000

Attention:  Chief Financial Officer    Attention:  Satish B. Jasti



                                      -54-